                            CONNER PERIPHERALS, INC.
                                 Note Agreement
                            Dated as of June 1, 1989

                   $15,000,000 Series A Senior Notes due 1992
                   $15,000,000 Series B Senior Notes due 1994

                       SIXTH AMENDMENT TO NOTE AGREEMENT


                                                   Dated as of December 22, 1993


To the Person Signatory
Hereto as Holder of Notes

Ladies and Gentlemen:

     CONNER PERIPHERALS, INC. (together with its successors and assigns, the "Company"), a Delaware corporation, hereby agrees with you as follows:

1.   PRELIMINARY STATEMENT.

     1.1 The Company entered into those certain separate Note Agreements, each dated as of June 1, 1989 (collectively, as in effect immediately prior to the Effective Date, the "Existing Note Agreement," and, as amended hereby, the "Amended Note Agreement"), with each of Principal Mutual Life Insurance Company, Northwestern National Life Insurance Company, Northern Life Insurance Company, The North Atlantic Life Insurance Company of America, and Minsiters Life - A Mutual Life Insurance Company (individually, a "Purchaser," and collectively, the "Purchasers"), pursuant to which the Company issued and sold to the Purchasers, and the Purchasers purchased from the Company, an aggregate principal amount of Fifteen Million Dollars ($15,000,000) of the Company's Series A Senior Notes (the "Series A Senior Notes") due 1992 and Fifteen Million Dollars ($15,000,000) of the Company's Series B Senior Notes due 1994 (collectively, as in effect immediately prior to the Effective Date, the Series B Senior Notes referred to herein as the "Notes.").

     1.2 The Existing Note Agreement has been, prior to the Effective Date, and by agreement by the parties thereto, amended pursuant to that certain First Amendment to Note Agreement, dated as of January 21, 1992, that certain Second Amendment to Note Agreement, dated as of July 29, 1992, that certain Third Amendment and Assumption Agreement to Note Agreement, dated as of August 31, 1992, that certain Fourth Amendment to Note Agreement, dated as of March 31, 1993 and that certain Fifth Amendment to Note Agreement, dated as of June 25, 1993.

     1.2 As of the date hereof, none of the Series A Senior Notes are outstanding, and Principal Mutual Life Insurance Company holds one hundred percent (100%) of the Notes outstanding on the Effective Date (the "Holder").

     1.3 The Company and the Holder desire to amend and restate in full Section 4, Section 5, Section 7 and Section 12(a) of the Existing Note Agreement and to execute this Amendment (the "Amendment") to effect such amendment and restatement.

     1.4 The terms used herein and not defined herein have the meanings specified in the Amended Note Agreement.

     NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

2.   AMENDMENTS TO THE EXISTING NOTE AGREEMENTS.

     2.1  Amendment to Existing Note Agreement.

     The Existing Note Agreement (excluding all Appendices and Exhibits thereto) is hereby amended and restated in full in the form attached hereto as Exhibit A.

     2.2  Waiver Letter.

     That certain waiver agreement (the "Waiver") between the Company and the Holder, dated as of November 12, 1993, as extended through the date hereof, pursuant to which the Holder waived compliance with certain provisions of the Existing Note Agreement, is hereby made permanent.

     2.3  Understanding Re Definition of Liens.

     The parties hereto agree and acknowledge that Section 4C of those certain separate Note Agreements, dated as of March 29 1991, in respect of the Company's Series A Senior Notes due 1996 and its Series B Senior Notes due 1998, does not constitute or create a "Lien" under and as defined in the Amended Note Agreement.

3.   WARRANTIES AND REPRESENTATIONS.

     To induce the Holder to enter into this Amendment, the Company warrants and represents to the Holder that as of the Effective Date:

     3.1  Organization, Existence and Authority.

     Each of the Company and the Restricted Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. The Company has all requisite power and authority to execute and deliver this Amendment.

     3.2  Authorization, Execution and Enforceability.

     The execution and delivery by the Company of this Amendment and the performance by the Company of its obligations hereunder and under the Amended Note Agreement have been duly authorized by all necessary corporate action on the part of the Company. This Amendment has been duly executed and delivered by the Company and this Amendment and

                                       2                     Amendment Agreement
the Amended Note Agreement (the "Transaction Documents"), are valid and binding obligations of the Company, enforceable in accordance with their respective terms.

     3.3  No Conflicts or Defaults.

     Neither the execution and delivery by the Company of this Amendment, nor the performance by the Company of its obligations under the Transaction Documents, conflicts with, results in any breach in any of the provisions of, constitutes a default under, violates or results in the creation of any Lien upon any Property of the Company or any Subsidiary under the provisions of:

          (a) any charter document or the bylaws of the Company or any of the Subsidiaries;

          (b) any agreement, instrument or conveyance to which the Company or any of the Subsidiaries or any of their respective Properties may be bound or affected; or

          (c) any statute, rule or regulation or any order, judgment or award of any court, tribunal or arbitrator by which the Company or any of the Subsidiaries or any of their respective Properties may be bound or affected.

     3.4  Governmental Consent.

     Neither the execution and delivery by the Company of this Amendment, nor the performance by the Company of its obligations under the Transaction Documents, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of any one or more of the Company and the Subsidiaries as a condition thereto under the circumstances and conditions contemplated by this Amendment.

     3.5  Disclosure of Defaults under Existing Note Agreement.

     After giving effect to the Waiver, no event has occurred and no condition exists that would constitute a Default or an Event of Default under the Existing Note Agreement, and no event has occurred and no condition exists that would constitute a Default or an Event of Default under the Amended Note Agreement.

4.   CONDITIONS PRECEDENT TO THIS AMENDMENT.

     The amendment of the Existing Note Agreement provided for in Section 2 hereof shall not become effective until a counterpart of the certificate attached hereto as Exhibit B shall have been executed and delivered by the Holder to the Company, on or prior to December 22, 1993 (the date of such satisfaction being herein referred to as the "Effective Date"). The Holder shall not deliver such certificate until the following conditions precedent have been satisfied in the opinion of the Holder.

                                       3                     Amendment Agreement

     4.1  No Default; Representations And Warranties True.

     No Default or Event of Default under the Amended Note Agreement shall exist and the warranties and representations set forth in Section 3 hereof shall be true and correct on the Effective Date.

     4.2  Authorization of Transactions.

     The Company shall have authorized, by all necessary corporate action, the execution and delivery of this Agreement and each of the other documents and instruments executed and delivered in connection herewith and the performance of all obligations of, and the satisfaction of all conditions precedent pursuant to this Section 4 by, and the consummation of all transactions contemplated by this Amendment by, the Company. The Holder shall have received a certificate, in form and substance satisfactory to the Holder certifying the adoption of resolutions of the board of directors of the Company authorizing such execution, delivery, performance, satisfaction and consummation, which resolutions shall be attached to such certificate and shall be in full force and effect. The certificate shall indicate that there has been no resolution passed by the board of directors of the Company which conflicts with, amends or rescinds such resolutions.

     4.3  Execution of Documents and Agreements.

     The Company shall have entered into a binding commitment (the "Commitment") with Bank of America whereby the Bank of America has agreed to arrange a revolving loan facility (the "Revolving Loan") for the Company for a period of not less than two (2) years from the Effective Date and in an amount of not less than Fifty Million Dollars ($50,000,000). The Company shall have delivered to each Holder a true and correct copy of the executed commitment with respect to such revolving loan facility as in effect on the Effective Date, which shall be in form and substance satisfactory to the Holder.

     4.4  Arcada Holdings, Inc.

     The Company shall have provided you with a true and correct copy of that certain Letter of Intent dated as of December 13, 1993, as in effect on the Effective Date, which Letter of Intent correctly describes the transactions related to the acquisition of Quest Development Corporation by Arcada Holdings, Inc., the formation and capitalization of Arcada Holdings, Inc. and the related material transactions.

     4.5  Expenses.

     The Company shall have paid all costs and expenses of the Holder relating to this Amendment and the Waiver, in accordance with Section 9 of the Existing Note Agreement.

     4.6  Proceedings Satisfactory.

     All proceedings taken in connection with this Amendment and all documents and papers relating thereto shall be satisfactory to the Holder and its special counsel. The Holder

                                       4                     Amendment Agreement
and its special counsel shall have received copies of such documents and papers as they may reasonably request in connection therewith, in form and substance satisfactory to them.

5.   CONDITION SUBSEQUENT.

     The amendment of the Existing Note Agreement provided for in Section 2 hereof shall terminate and be of no force or effect on and after January 31, 1994, unless on or prior to such date, the Revolving Loan shall have become effective on substantially the same terms as provided in the Commitment, and the Company shall have delivered to each Holder a true and correct copy of the agreement constituting the Revolving Loan as in effect at the time of such delivery.

6.   WAIVER AND AFFIRMATION OF OBLIGATIONS.

     The terms of this Amendment shall not operate as a waiver by the Holder of, or otherwise prejudice the Holder's rights, remedies or powers under, the Existing Note Agreement or under applicable law, except to the extent provided herein. Except as expressly provided herein and in the Amended Note Agreement:

          (a) no terms and provisions of any agreement (including, without limitation, the Existing Note Agreement and the Existing Notes) are modified or changed by this Amendment; and

          (b) the terms and provisions of the Existing Note Agreement and the Existing Notes shall continue in full force and effect.

The Company hereby acknowledges and affirms all of its obligations and duties under the Amended Note Agreement.

7.   MISCELLANEOUS.

     7.1  Section Headings, etc.

     The titles of the Sections appear as a matter of convenience only, do not constitute a part hereof and shall not affect the construction hereof. The words "herein," "hereof," "hereunder" and "hereto" refer to this Amendment as a whole and not to any particular Section or other subdivision.

     7.2  Governing Law.

     THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, INTERNAL NEW YORK LAW.

     7.3  Duplicate Originals; Execution in Counterpart.

     Two or more duplicate originals of this Amendment may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Amendment may be executed in one or more counterparts and shall be

                                       5                     Amendment Agreement
effective when at least one counterpart shall have been executed by each party hereto, and each set of counterparts which, collectively, show execution by each party hereto shall constitute one duplicate original.

     7.4  Waivers and Amendments.

     Neither this Amendment nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by each of the parties signatory hereto. The terms and provisions of the Amended Note Agreement may be further amended or modified in accordance with the provisions of the Amended Note Agreement.

     7.5  Successors and Assigns.

     This Amendment shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto. The provisions hereof are intended to be for the benefit of all holders, from time to time, of Notes, and shall be enforceable by any such holder, whether or not an express assignment to such holder of rights hereunder shall have been made by you or your successor or assign.

     7.6  Entire Agreement.

     This Amendment constitutes the final written expression of all of the terms hereof and is a complete and exclusive statement of those terms.

     [Remainder of Page Intentionally Blank.  Next Page is Signature Page]

                                       6                     Amendment Agreement

     If this Amendment is satisfactory to you, please so indicate by signing the acceptance at the foot of a counterpart hereof and returning such counterpart to the Company, whereupon this Amendment shall become binding between us in accordance with its terms.

                                    CONNER PERIPHERALS, INC.



                                    By:  /s/ P. Jackson Bell
                                       --------------------------------
                                         Name:

                                         Title:

Agreed and Accepted by the Holder of the Notes:

PRINCIPAL MUTUAL LIFE INSURANCE COMPANY



By:  /s/ Nora M. Everett
   -------------------------------
     Name:

     Title:



By:  /s/ Principal Mutual Life Insurance Company
   -------------------------------
     Name:

     Title:

[SIGNATURE PAGE to AMENDMENT NO. 6, dated as of DECEMBER 22, 1993, to CONNER PERIPHERALS, INC.'S NOTE AGREEMENT dated as of JUNE 1, 1989] Amendment Agreement

                                                                       EXHIBIT A
                                                              TO AMENDMENT NO. 6


                      AMENDED AND RESTATED NOTE AGREEMENT

                      [Exhibit A begins on the next page]






                                Exhibit A - 1

================================================================================





                            CONNER PERIPHERALS, INC.


                            NOTE PURCHASE AGREEMENT

                                      WITH

                    PRINCIPAL MUTUAL LIFE INSURANCE COMPANY

                  NORTHWESTERN NATIONAL LIFE INSURANCE COMPANY

                        NORTHERN LIFE INSURANCE COMPANY

              THE NORTH ATLANTIC LIFE INSURANCE COMPANY OF AMERICA

                                      AND

                MINISTERS LIFE--A MUTUAL LIFE INSURANCE COMPANY


                            Dated as of June 1, 1989
                                 as amended by
        First Amendment to Note Agreement, dated as of January 21, 1992
         Second Amendment to Note Agreement, dated as of July 29, 1992
          Third Amendment and Assumption Agreement to Note Agreement,
                          dated as of August 31, 1992
         Fourth Amendment to Note Agreement, dated as of March 31, 1993
         Fifth Amendment to Note Agreement, dated as of June 25, 1993. Sixth Amendment to Note Agreement, dated as of December 22, 1993.


             $15,000,000 11.55% Series A Senior Notes Due 1992
               $15,000,000 12% Series B Senior Notes Due 1994


================================================================================

                                Exhibit A - 2

                              TABLE OF CONTENTS
                            (Not Part of Agreement)

                                                                         PAGE
1.   PURCHASE AND SALE OF NOTES...........................................  1
     (a)  The Series A Notes..............................................  1
     (b)  The Series B Notes..............................................  1
     (c)  Purchases to be Several.........................................  2
     (d)  Default Rate....................................................  2
     (e)  Manner of Payment...............................................  2

2.   VOLUNTARY PREPAYMENTS OF THE NOTES...................................  2
     (a)  Voluntary Prepayments With Premium..............................  2
     (b)  Restrictions on Partial Prepayments.............................  3
     (c)  Manner of Effecting Prepayment..................................  3
     (d)  Addenda to Notes................................................  3

3.   REPRESENTATIONS AND WARRANTIES.......................................  3
     (a)  Corporate Organization..........................................  3
     (b)  No Prohibition..................................................  4
     (c)  Due Authorization...............................................  4
     (d)  Legal Proceedings...............................................  4
     (e)  Financial Statements............................................  5
     (f)  Title to Assets: Patents and Trademarks.........................  5
     (g)  Securities Matters..............................................  5
     (h)  Licenses and Permits............................................  6
     (i)  No Defaults on Indebtedness.....................................  6
     (j)  Tax Returns.....................................................  6
     (k)  No Margin Stock.................................................  6
     (l)  ERISA Matters...................................................  6
     (m)  Brokers and Finders.............................................  7
     (n)  Use of Proceeds.................................................  7
     (o)  Investment Company Act..........................................  7
     (p)  Environmental Laws..............................................  7
     (q)  Full Disclosure.................................................  7

4.   AFFIRMATIVE COVENANTS................................................  8
     (a)  Financial Statements............................................  8
     (b)  Inspection of Property.......................................... 13
     (c)  Covenant to Secure Note Equally................................. 13
     (d)  ERISA Compliance................................................ 14
     (e)  Payment of Taxes and Claims..................................... 14
     (f)  Maintenance of Properties and Corporate Existence............... 14
     (g)  Payment of Notes and Maintenance of Office...................... 15

5.   NEGATIVE COVENANTS................................................... 15
     (a)  Consolidated Tangible Net Worth................................. 15
     (b)  Consolidated Debt............................................... 16
     (c)  Consolidated Fixed Charges; Consolidated Net Income............. 18
     (d)  Liens........................................................... 18
     (e)  Sale/Leaseback Transactions..................................... 22
     (f)  Restricted Subsidiary Debt and Preferred Stock.................. 22

                                         Note Agreement Through 6th Amendment

                               Exhibit A - ii

                           (Not Part of Agreement)

                                                                         PAGE
     (g)  Merger and Consolidation; Sale of Assets........................ 22
     (h)  Permitted Investments........................................... 27
     (i)  Transactions with Affiliates.................................... 31
     (j)  Line of Business................................................ 31
     (k)  Designation of Subsidiaries..................................... 31
     (l)  Private Offering................................................ 32
     (m)  Subordinated Debt............................................... 32
     (n)  Liquidity Coverage.............................................. 33
     (o)  Restricted Payments............................................. 33
     (p)  Accounting Period............................................... 33

6.   CONDITIONS PRECEDENT................................................. 33
     (a)  Conditions to Closing........................................... 33
     (b)  Waiver of Conditions............................................ 34

7.   EVENTS OF DEFAULT.................................................... 35
     (a)  Acceleration.................................................... 35
     (b)  Other Remedies.................................................. 37
     (c)  Annulment of Acceleration of Notes.............................. 38

8.   PAYMENTS ON AND REGISTRATION AND TRANSFER OF NOTES................... 38

9.   EXPENSES............................................................. 39

10.  DELIVERY OF DOCUMENTS; PRO RATA PAYMENTS; AMENDMENTS AND
     CONSENTS............................................................. 39
     (a)  Delivery of Documents........................................... 39
     (b)  Pro Rata Payments............................................... 39
     (c)  Amendments and Consents......................................... 39
     (d)  Solicitation of Noteholders..................................... 40

11.  REPRESENTATIONS AND AGREEMENTS OF PURCHASERS......................... 40
     (a)  Investment Purpose.............................................. 40
     (b)  ERISA Representation............................................ 40
     (c)  Confidentiality................................................. 41

12.  DEFINITIONS.......................................................... 41

13.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES........................... 58

14.  SUCCESSORS AND ASSIGNS............................................... 58

15.  NOTICES.............................................................. 58

16.  INTEGRATION.......................................................... 58

17.  GOVERNING LAW........................................................ 58

                                          Note Agreement Through 6th Amendment
                               Exhibit A - iii

                           (Not Part of Agreement)

                                                                         PAGE
18.  COUNTERPARTS......................................................... 58

19.  CAPTIONS............................................................. 58

APPENDIX I   --  PURCHASERS
APPENDIX II  --  ALLOCATION OF NOTES
EXHIBIT A-1  --  FORM OF SERIES A NOTE
EXHIBIT A-2  --  FORM OF SERIES B NOTE
EXHIBIT B    --  SUBSIDIARIES
EXHIBIT C    --  PERMITTED EXISTING INDEBTEDNESS AND LIENS
EXHIBIT D    --  PERMITTED EXISTING INVESTMENTS
EXHIBIT E    --  FORM OF OPINION OF COMPANY COUNSEL
EXHIBIT F    --  FORM OF SUBORDINATION PROVISIONS
EXHIBIT G    --  FORM OF STATISTICAL RELEASE

                                          Note Agreement Through 6th Amendment
                               Exhibit A - iv

                            CONNER PERIPHERALS, INC.

                            NOTE PURCHASE AGREEMENT


                                                        Dated as of June 1, 1989


TO THE PURCHASERS NAMED IN APPENDIX I HERETO:

Ladies & Gentlemen:

          The undersigned, Conner Peripherals, Inc., a California corporation (together with its successors and assigns, including, as of August 31, 1992, Conner Peripherals, Inc. a Delaware corporation as successor by merger to Conner Peripherals, Inc. a California corporation, the "Company"), hereby confirms its agreements set forth below with the parties listed on Appendix I hereto (the "Purchasers", comprised of the Series A Purchasers and the Series B Purchaser, as defined in paragraphs 1(a) and 1(b) below). Reference is made to paragraph
12 hereof for definitions of capitalized terms used herein and not otherwise defined.

1.   PURCHASE AND SALE OF NOTES.

     (a) The Series A Notes. Subject to the terms and conditions herein, the Company will sell to Northwestern National Life Insurance Company, Northern Life Insurance Company, The North Atlantic Life Insurance Company of America and Ministers Life--A Mutual Life Insurance Company (collectively, the "Series A Purchasers") on such date on or prior to July 15, 1989 as the Company shall specify on not less than five days written notice to the Purchasers (the date of sale being herein called the "Closing Date"), and each of the Series A Purchasers will purchase from the Company on the Closing Date, at 100% of the principal amount thereof, a promissory note of the Company (which, together with any note or notes issued in exchange or substitution therefor, are herein collectively called the "Series A Notes" and individually a "Series A Note"), in the principal amount specified on Appendix II hereto, dated the Closing Date. The principal amount of the Series A Notes shall be due in full on the third anniversary date of the Series A Notes. The Series A Notes shall bear interest from the Closing Date until payment in full of the principal amount thereof at the rate of 11.55% per annum (provided that solely for the purpose of determining the portion of annual interest allocable to any interest payment period, it shall be assumed that a year is composed of 360 days and twelve 30-day months), payable quarterly on the outstanding balance, commencing three months after the Closing Date and continuing until payment in full of the principal amount of the Series A Notes. The Series A Notes shall not be subject to optional prepayment except as hereinafter provided, shall in all respects be subject to the terms of this Agreement, and shall be substantially in the form of Exhibit A-I hereto.

     (b) The Series B Notes. Subject to the terms and conditions herein, the Company will sell to Principal Mutual Life Insurance Company (the "Series B Purchaser") on the Closing Date, and the Series B Purchaser will purchase from the Company on the Closing Date, at 100% of the principal amount thereof, a promissory note of the Company (which, together with any note or notes issued in exchange or substitution therefor, is herein called the "Series B Note" or, as the context may require, the "Series B Notes", and together with the Series A Notes herein sometimes called collectively the "Notes" or individually a "Note") in the principal amount specified on Appendix II hereto, dated the Closing Date. The principal

                                          Note Agreement Through 6th Amendment

                                Exhibit A - 1

                                                 1. PURCHASE AND SALE OF NOTES

amount of the Series B Note shall be due in four equal consecutive annual installments of $1,500,000 each commencing on the first anniversary date of the Series B Note through and including the fourth anniversary date of the Series B Note with a final payment of $9,000,000 due on the fifth anniversary date of the Series B Note. The Series B Note shall bear interest from the Closing Date until payment in full of the principal amount thereof at the rate of 12% per annum (provided that solely for the purpose of determining the portion of annual interest allocable to any interest payment period, it shall be assumed that a year is composed of 360 days and twelve 30-day months), payable semi-annually on the outstanding balance, commencing six months after the Closing Date and continuing until payment in full of the principal amount of the Series B Note. The Series B Note shall not be subject to optional prepayment except as hereinafter provided, shall in all respects be subject to the terms of this Agreement, and shall be substantially in the form of Exhibit A-2 hereto.

     (c) Purchases to be Several. The purchase of each of the Notes by the respective Purchasers shall be separate and several, but the purchase of each Note of each series shall be a condition concurrent to the purchase of each other Note.

     (d) Default Rate. If all or any portion of the principal amount of or interest on any Note shall not be paid when due, such principal (and, if so permitted by law, such interest) shall bear interest at a rate equal to the lesser of the highest rate permitted by law or the sum of 2% and the rate borne by such Note (computed on the basis of a 360-day year composed of twelve 30-day months) from the date of nonpayment until payment in full.

     (e) Manner of Payment. The Purchasers will pay the purchase price of the Notes by wire transfer of immediately available Federal funds to such accounts as shall be specified by the Company, or in such other funds or in such other manner as may be mutually agreed upon by the Purchasers and the Company, against delivery to the Purchasers of the Notes.

2.   VOLUNTARY PREPAYMENTS OF THE NOTES.

     (a) Voluntary Prepayments With Premium. The Company may at its option, at any time, prepay either or both series of the Notes, in whole or in part (but if in part only in the aggregate amount of $100,000 or integral multiples' thereof for each series of Notes to be prepaid), upon 30 days' prior written notice to the holders of the series of Notes to be prepaid, and upon payment of a prepayment premium (calculated and payable separately for each series of Notes to be prepaid) equal to the excess, if any, of

          (i) the amount equal to the present value, discounted back to the date of prepayment, of all installments (or portions thereof) of principal and interest which are avoided by such prepayment, determined by discounting such payments of principal and interest at a rate per annum equal to the Treasury Yield Percentage, over

          (ii)  the principal amount to be prepaid.

In no event shall such prepayment premium be less than zero. Except in accordance with this paragraph 2, the Company shall not be permitted to voluntarily prepay the Notes.

                                          Note Agreement Through 6th Amendment

                                Exhibit A - 2

                                           2. VOLUNTARY PREPAYMENTS OF THE NOTES

     (b) Restrictions on Partial Prepayments. No partial prepayment shall be made pursuant to paragraph 2(a) unless immediately prior to the time of such partial prepayment the Company and its Restricted Subsidiaries, on a consolidated basis, shall

          (i) giving effect to such partial prepayment, have outstanding no indebtedness other than indebtedness permitted by this Agreement, and

          (ii) have delivered to the holders of the Notes a certificate signed by a responsible officer of the Company to such effect and to the effect that the partial prepayment will not reduce the working capital of the Company and its Restricted Subsidiaries, on a consolidated basis, below an amount which is considered adequate by the officers of the Company for the safe conduct of the business of the Company and its Restricted Subsidiaries.

     (c) Manner of Effecting Prepayment. In the event the Company shall give notice of any prepayment in accordance with paragraph 2(a) above, such notice shall specify the series of Notes and the principal amount thereof to be prepaid and the date of proposed prepayment and thereupon such principal amount, together with accrued and unpaid interest thereon to the prepayment date and together with the applicable premium, if any, shall become due and payable on the prepayment date. No more than ten and no less than five business days prior to such prepayment, the Company shall deliver to the holders of the Notes to be prepaid a second notice, setting forth an estimate of the prepayment premium and showing the Company's method of calculating the same. In the event any prepayment shall be less than the entire unpaid principal amount of a series of the Notes, the amount of such prepayment shall be applied pro rata on all Notes of the series being prepaid, and shall be allocated pro rata to all installments.

     (d) Addenda to Notes. Upon any prepayment of a series of Notes which causes a variation from the original payment schedule to be made thereunder, the Company shall enter into an addendum to each Note of such series to better evidence the payments to be made thereunder, but the new payment amounts shall be operative whether or not such addenda are executed.

3.   REPRESENTATIONS AND WARRANTIES.

     The Company represents and warrants to the Purchasers as follows:

     (a) Corporate Organization. The Company and its Subsidiaries are corporations organized and existing and in good standing under the laws of the jurisdictions of their incorporation, and are duly qualified to do business and are in good standing under the laws of each jurisdiction where the nature of the business done or property owned require such qualification and failure to so qualify would have a material adverse effect upon the Company, Conner Singapore or the Company and its Subsidiaries, taken as a whole. The Company is organized under the laws of the State of California. Exhibit B hereto correctly

          (i) sets forth the name of each Subsidiary, its jurisdiction of incorporation and the percentage of the outstanding capital stock of such Subsidiary owned by the Company or another Subsidiary, and

                                            Note Agreement Through 6th Amendment

                                Exhibit A - 3

                                               3. REPRESENTATIONS AND WARRANTIES

          (ii) identifies each such Subsidiary as a Restricted or an Unrestricted Subsidiary.

Except as set forth in Exhibit B and Exhibit D hereto, the Company does not own, directly or indirectly, more than 1% of the total outstanding capital stock of any class of any other corporation.

     (b) No Prohibition. There is no provision in the charter documents of the Company or its Subsidiaries, or in their bylaws, which prohibits the execution and delivery by the Company of this Agreement or of the Notes, or the performance or observance by the Company and its Subsidiaries of any of the terms or conditions of this Agreement or of the Notes.

     (c) Due Authorization. The execution, delivery and performance of this Agreement and the Notes have been duly authorized by all necessary corporate action of the Company and its Subsidiaries and do not and will not

          (i) require any consent or approval of the stockholders of the Company, or any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign,

          (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect having applicability to the Company or any Subsidiary,

          (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement other than defaults which will be waived on or prior to the Closing Date pursuant to the waiver described in paragraph 6(a)(v) hereof,

          (iv) result in a breach of or constitute a default under any other agreement, lease or instrument to which the Company or any Subsidiary is a party or by which it or its properties may be bound or affected which is material to the Company, Conner Singapore or the Company and its Subsidiaries, taken as a whole, or

          (v) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon or with respect to any of the properties now owned or hereafter acquired by the Company or any Subsidiary.

     (d) Legal Proceedings. Except for the Company's patent litigation with Rodime plc, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or against any property of the Company or its Subsidiaries in any court or before any federal, state, municipal or other governmental agency, which, if decided adversely to the Company or any of its Subsidiaries, would have a material adverse effect upon the Company, Conner Singapore, or the Company and its Subsidiaries taken as a whole, or upon the business and properties of the Company, Conner Singapore, or the Company and its Subsidiaries taken as a whole, and neither the Company nor Conner Singapore is in default with respect to any order of any court or governmental agency. The description of the Company's patent litigation with Rodime set

                                            Note Agreement Through 6th Amendment

                                Exhibit A - 4

                                               3. REPRESENTATIONS AND WARRANTIES

forth in the Company's annual report on Form 10-K for the fiscal year ended December 31, 1988 is accurate in all material respects.

     (e) Financial Statements. The Company has furnished to the Purchasers a consolidated balance sheet, statement of income, statement of shareholders' equity and statement of cash flows of the Company and its Subsidiaries for the fiscal years ended December 31, 1987 and December 31, 1988, certified by Price Waterhouse, independent certified public accountants, and unaudited consolidated and consolidating balance sheets, statement of operations and statement of cash flows of the Company and its Subsidiaries for the three months ended March 31, 1989. Said financial statements fairly present the financial condition of the Company and its Subsidiaries at the dates thereof and the results of operations of the Company and its Subsidiaries for the periods indicated, all in conformity with generally accepted accounting principles consistently followed throughout the periods involved; provided, however, that the unaudited financial statements are subject to audit and year-end adjustments and are not accompanied by explanatory footnotes. There have been no material adverse changes in the condition, financial or otherwise, of the Company and its Subsidiaries since the fiscal year ended December 31, 1988.

     (f) Title to Assets: Patents and Trademarks. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good title to all personal property they purport to own, including (except as they have been affected by transactions in the ordinary course of business) all properties and assets reflected in the most recent balance sheet referred to in paragraph 3(e) hereof, except for such assets the absence of which would not, individually or in the aggregate, have a materially adverse effect upon the Company, Conner Singapore or the Company and its Subsidiaries taken as a whole or upon the business or other properties of the Company, Conner Singapore or the Company and its Subsidiaries taken as a whole. Without limiting the generality of the foregoing, the Company and each Subsidiary owns or possesses, or can obtain by the payment of royalties in amounts which, individually or in the aggregate, do not and will not have a materially adverse effect upon the Company, Conner Singapore or the Company and its Subsidiaries taken as a whole or upon the business or properties of the Company, Conner Singapore or the Company and its Subsidiaries taken as a whole, all the patents, trademarks, trade names, service marks, copyrights, licenses and rights with respect to the foregoing necessary for the present and planned future conduct of its business, without any known conflict with the rights of others. In the case of property used in their trades or businesses but not owned by them, the Company and its Subsidiaries have a valid, binding and enforceable right to use all such property which is material to the Company, Conner Singapore or the Company and its Subsidiaries taken as a whole pursuant to a written lease, license or other agreement. All of the assets of the Company and its Subsidiaries are free and clear of all mortgages, liens, pledges, charges and encumbrances (other than liens permitted by paragraph 5(d) hereof).

     (g) Securities Matters. Neither the Company nor any of its Subsidiaries nor any agent acting on the behalf of the Company or any of its Subsidiaries has offered the Notes, or any part thereof, or any similar obligation for sale to, or solicited any offers to buy such Notes, or any part thereof, or any similar obligation from, any person or persons so as to bring the issue or sale of the Notes within the provisions of Section 5 of the Securities Act of 1933, as amended, and neither the Company nor any of its Subsidiaries will sell or offer for sale any note or any similar obligation of the Company or any Subsidiary to, or solicit any offer to buy any similar obligation of the Company or any Subsidiary from, any person or persons so as

                                            Note Agreement Through 6th Amendment

                                Exhibit A - 5

                                             3. REPRESENTATIONS AND WARRANTIES

to bring the issue or sale of the Notes within the provisions of Section 5 of the Securities Act of 1933, as amended.

     (h) Licenses and Permits. The Company and its Subsidiaries have procured and are now in possession of and in substantial compliance with all licenses or permits (including, without limitation, environmental permits) required by federal, state or local laws for the operation of the business of the Company and its Restricted Subsidiaries in each jurisdiction wherein the Company or any Restricted Subsidiary is now conducting or proposes to conduct business, other than such licenses and permits the absence of which, individually or in the aggregate, would not have a material adverse effect upon the Company, Conner Singapore or the Company and its Subsidiaries taken as a whole or upon the business or properties of the Company, Conner Singapore or the Company and its Subsidiaries taken as a whole.

     (i) No Defaults on Indebtedness. Neither the Company nor any of its Subsidiaries is in default in the payment of the principal of or interest on any indebtedness for borrowed money nor is in default under any instrument or agreement under and subject to which any indebtedness for borrowed money has been issued, and no event has occurred under the provisions of any such instrument or agreement which with or without the passing of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder.

     (j) Tax Returns. The Company and its Subsidiaries have filed all Federal and State income tax returns which, to the knowledge of the officers of the Company, are required to be filed, and have paid all taxes shown on said returns and all assessments received by them to the extent that they have become due. The Federal income tax returns of the Company have been finally determined by the Internal Revenue Service to be satisfactory (or have been closed by the applicable statute of limitations) for all years prior to and including the year ended December 31, 1985. No claims have been asserted against the Company in respect of Federal income tax returns for any subsequent year.

     (k) No Margin Stock. Neither the Company nor any of its Subsidiaries owns any Margin Stock and none of the proceeds received by the Company or any Subsidiary from the sale of the Notes will be used for the purpose of purchasing or carrying a Margin Stock or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase a Margin Stock or for any other purpose not permitted by Regulation G (12 CFR Part 207) of the Board of Governors of the Federal Reserve System, as amended from time to time.

     (l) ERISA Matters. Each qualified retirement plan of the Company and each ERISA Affiliate in which any employees of the Company or any ERISA Affiliate participate that is subject to any provisions of ERISA (a "Qualified Plan") is being administered in all material respects in accordance with the documents and instruments governing such Qualified Plan, and such documents and instruments are consistent with those provisions of ERISA which have become effective and operative with respect to such Plan as of the date of this Agreement. No such Qualified Plan has incurred any accumulated funding deficiency within the meaning of Section 302 of ERISA (whether or not waived), and neither the Company nor any ERISA Affiliate has incurred any material liability (including any material contingent liability) to the PBGC in connection with any such Qualified Plan. No such Qualified Plan nor any trust created thereunder nor any trustee or administrator thereof has engaged in a "prohibited transaction" within the meaning of ERISA or Section 4975 of the Internal Revenue

                                          Note Agreement Through 6th Amendment
                                Exhibit A - 6

                                             3. REPRESENTATIONS AND WARRANTIES

Code and the issuance and sale of the Notes as contemplated hereby will not constitute a "prohibited transaction". The representation of the Company in the immediately preceding sentence is made in reliance upon and subject to the paragraph 11(b) hereof as to the source of the funds to be used accuracy of the representations of the Purchasers appearing in to pay the purchase price of the Notes to be purchased by the Purchasers. No such Qualified Plan nor any trust created thereunder has been terminated, nor have there been any "reportable events" within the meaning of Section 4043 of ERISA with respect to any such Qualified Plan. Neither the Company nor any ERISA Affiliate contributes to or has any employees who are covered by any "multi-employer plan," as such term is defined in Section 3(37) of ERISA, and neither the Company nor any ERISA Affiliate has incurred any withdrawal liability with respect to any such multi-employer plan.

     (m) Brokers and Finders. Neither the Company, any agent acting on its behalf nor any person controlling, controlled by or under common control with the Company has taken any action the effect of which would be to cause the Purchasers to be liable for any broker's, finder's or agent's fee or commission in connection with the placement of the Notes or any other transactions contemplated by this Agreement. The Company has retained The Chase Manhattan Bank, N.A. as its agent in connection with the placement of the Notes and is solely responsible for any fees and expenses payable to such agent.

     (n) Use of Proceeds. The Company will use the proceeds of the Notes for general working capital purposes and for the purchase of equipment and capital improvements to plants or for the repayment of bank indebtedness incurred in June 1989, the proceeds of which will be used for the foregoing purposes.

     (o) Investment Company Act. Neither the Company nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended).

     (p) Environmental Laws. The Company is in compliance with all applicable Federal, state or local laws, statutes, rules, regulations or ordinances relating to public health, safety or the environment, including, without limitation, those relating to releases, discharges, emissions or disposals to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, its derivatives, by-products or other hydrocarbons), to exposure to toxic, hazardous or other controlled, prohibited or regulated substances the failure to comply with which could have a material adverse effect on the Company, Conner Singapore or the Company and its Subsidiaries, taken as a whole, or upon the business and properties of the Company, Conner Singapore or the Company and its Subsidiaries, taken as a whole. The Company does not know of any liability of the Company or any Subsidiary under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. Section 9601).

     (q) Full Disclosure. Neither this Agreement, the financial statements referred to in paragraph 3(e) hereof, the Private Placement Offering Memorandum of The Chase Manhattan Bank, N.A. dated February 1989 nor any other document, certificate or instrument delivered to the Purchasers on behalf of the Company or any Subsidiary in connection with the

                                          Note Agreement Through 6th Amendment

                                Exhibit A - 7

                                             3. REPRESENTATIONS AND WARRANTIES

transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading. There is no material fact (other than general economic conditions or facts or information available to the public generally) that has not been disclosed in writing to the Purchasers that materially adversely affects or, as far as the Company can now reasonably foresee, may materially adversely affect, the business operations or financial or other condition of the Company or any Subsidiary, or the ability of the Company or any Subsidiary to perform this Agreement or to pay the principal of or interest on the Notes and other sums payable under this Agreement when due.

4.   AFFIRMATIVE COVENANTS.

     (a) Financial Statements. The Company covenants that it will deliver to each holder of Notes (except with respect to the information referred to in clause (viii) below which shall only be delivered to Significant Holders of Notes) in duplicate:

          (i) as soon as available and in any event within 90 days after the end of each fiscal year (except in the case of subclause (C), as to which the period shall be 120 days after the end of such fiscal year),

               (A) consolidated statements of income and cash flows of the Company and the Subsidiaries for such year, and a consolidated balance sheet of the Company and the Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding fiscal year, all in reasonable detail and accompanied by the unqualified opinion of independent certified public accountants of recognized national standing selected by the Company,

               (B) consolidating statements of income and cash flows of the Company and the Subsidiaries for such year, and consolidating balance sheets of the Company and the Subsidiaries as at the end of such year, all in reasonable detail; provided that such financial statements shall not be required to be delivered if financial statements for the same dates and periods are delivered pursuant to subclause (C) of this clause (i), and

               (C) consolidated statements of income and cash flows of the Company and the Restricted Subsidiaries for such year, and a consolidated balance sheet of the Company and the Restricted Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding fiscal year, all in reasonable detail and reviewed in accordance with generally accepted auditing standards by independent public accountants of recognized national standing selected by the Company whose report on such review shall state that such accountants are not aware of any material modifications that should be made to such financial statements in order for them to be in conformity with generally accepted accounting principles; provided that such financial statements shall not be required to be delivered if no Material Unrestricted Subsidiaries exist as of the end of the period covered by such financial statements;

                                          Note Agreement Through 6th Amendment

                                Exhibit A - 8

                                                      4. AFFIRMATIVE COVENANTS

          (ii) as soon as available and in any event within 45 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year,

               (A) consolidated statements of income and cash flows of the Company and the Subsidiaries for such quarterly period and for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidated balance sheet of the Company and the Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding periods in the preceding fiscal year, all in reasonable detail, subject to changes resulting from year-end adjustments,

               (B) consolidating statements of income and cash flows of the Company and the Subsidiaries for such quarterly period and for the period from the beginning of the current fiscal year to the end of such quarterly period, and consolidating balance sheets of the Company and the Subsidiaries as at the end of such quarterly period, subject to changes resulting from year-end adjustments, all in reasonable detail; provided that such financial statements shall not be required to be delivered if financial statements for the same dates and periods are delivered pursuant to subclause (C) of this clause (ii), and

               (C) consolidated statements of income and cash flows of the Company and the Restricted Subsidiaries for such quarterly period and for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidated balance sheet of the Company and the Restricted Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding periods in the preceding fiscal year, all in reasonable detail, subject to changes resulting from year-end adjustments; provided that such financial statements shall not be required to be delivered if no Material Unrestricted Subsidiaries exist as of the end of the period covered by such financial statements;

          (iii) together with each set of financial statements delivered pursuant to clause (i) and clause (ii) of this paragraph 4(a), a certificate of a Responsible Officer,

               (A) stating that (I) the accompanying financial statements described in clause (A) of clause (i) or clause (ii), as the case may be, of this paragraph 4(a), present fairly the financial position and results of operations of the companies being reported on, in accordance with generally accepted accounting principles subject, in the case of interim financial statements, to the absence of footnotes and changes resulting from year-end adjustments, and (II) with respect to the accompanying financial statements described in clause
          (C) of clause (i) or clause (ii), as the case may be, of this paragraph 4(a) (if such financial statements are required to be delivered), such officer is not aware of any material modifications that should be made to such financial statements in order for them to be in conformity with generally accepted accounting principles subject, in the case of interim financial statements, to the absence of footnotes and changes resulting from year-end adjustments,

                                          Note Agreement Through 6th Amendment

                                Exhibit A - 9

                                                      4. AFFIRMATIVE COVENANTS

               (B) stating that no Default or Event of Default then exists, or if a Default or Event of Default exists, disclosing the nature and period of existence of each such Default or Event of Default, and describing all actions the Company has taken and intends to take in respect to each such Default and Event of Default,

               (C) certifying compliance, as of the last day of the period to which such financial statements relate, with paragraph 5(a), paragraph 5(b), paragraph 5(c), paragraph 5(d)(xv), paragraph 5(e), paragraph 5(f), paragraph 5(g)(ii), and paragraph 5(h)(xx) of this Agreement, and setting forth in reasonable detail the calculations necessary to demonstrate such compliance, in a form reasonably acceptable to the Required Holders,

               (D)  either

                    (I) stating that, during the period of eight consecutive
               fiscal quarters of the Company most recently ended as of the date of such certificate (the "Two Year Period"), the Company and the Restricted Subsidiaries have not consummated any Transfer subject to paragraph 5(g)(ii)(D) which requires any deduction pursuant to subclause (cc) of paragraph 5(g)(ii)(D)(1) or paragraph 5(g)(ii)(D)(2) in order for such Transfer to be in compliance with paragraph 5(g)(ii) or

                    (II) (aa) containing a brief description of all Transfers consummated during the Two Year Period as to which such deduction was necessary in order for such compliance to be achieved,

                         (bb) setting forth the respective dates on which such
                    Transfers were consummated,

                         (cc) setting forth the respective amounts required to
                    be so deducted in respect of such Transfers, and

                         (dd) setting forth a brief description of the
                    application of any of the amounts referred to in the foregoing subclause (cc) to the purposes identified in subclause (cc) of paragraph 5(g)(ii)(D)(1) and paragraph 5(g)(ii)(D)(2); and

               (E)  the notice, if any, required by paragraph 5(b)(iii);

          (iv) within five days of a Responsible Officer obtaining knowledge of an Event of Default or Default, a certificate of a Responsible Officer specifying the nature and period of existence thereof and what action the Company has taken and proposes to take with respect to such Default or Event of Default;

          (v) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it sends to its public stockholders generally, copies of all final registration statements on Form S-1 or Form S-3 (without exhibits) or their successor forms relating to offerings of debt or equity Securities on behalf of

                                          Note Agreement Through 6th Amendment

                               Exhibit A - 10

                                                        4. AFFIRMATIVE COVENANTS

     the Company, and copies of all Form 10-Ks, Form 10-Qs, and Form 8-Ks or their successor forms, and all amendments to such forms, that the Company files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

          (vi) promptly upon receipt thereof by the Company, a copy of the final management letter, if any, submitted by the Company's independent accountants in connection with any annual audit made by them of the books of the Company and the Subsidiaries;

          (vii) promptly upon the request of any holder of Notes, any information required to be delivered (to the extent not already delivered to such holder pursuant to the other requirements of this paragraph 4(a)) to any transferee of Notes by Rule 144A (17 C.F.R. (S) 230.144A) under the Securities Act (or any successor provision) as a condition to the transfer of any Note pursuant to such Rule;

          (viii) subject to the second and third provisos to paragraph 4(b) of this Agreement, with reasonable promptness, such other financial data as any Significant Holder of Notes may reasonably request (including, without limitation, a copy of each report, in addition to those referred to in clauses (i) and (vi) of this paragraph 4(a), submitted to the Company or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Subsidiary);

          (ix)  immediately upon becoming aware of the occurrence of any

               (A) material "reportable event" (as such term is defined in Section 4043 of ERISA), or

               (B) "prohibited transactions" (as such term is defined in Section 406 or Section 4975 of the IRC)

     in connection with any Pension Plan or any trust created thereunder, a certificate of the a Responsible Officer specifying the nature thereof, what action the Company is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

          (x)  prompt written notice and a description of

               (A) any failure to make a contribution to a Pension Plan if such failure has given rise to a Lien pursuant to Section 302(f)(1) of ERISA, or

               (B) any request pursuant to Section 303 of ERISA or Section 412 of the IRC for, or notice of the granting pursuant to said Section 303 or Section 412 of, a waiver in respect of all or part of the minimum funding standard set forth in ERISA or the IRC, as the case may be, of any Pension Plan, and, in connection with the granting of any such waiver, the amount of any waived

                                            Note Agreement Through 6th Amendment

                               Exhibit A - 11

                                                        4. AFFIRMATIVE COVENANTS

          funding deficiency (as such term is defined in said Section 303 or said Section 412) and the terms of such waiver; and

          (xi)  prompt written notice of and, where applicable, a description of

               (A) any notice from the PBGC in respect of the commencement of any proceedings pursuant to Section 4042 of ERISA to terminate any Pension Plan or for the appointment of a trustee to administer any Pension Plan,

               (B)  any distress termination notice delivered to the PBGC under
          Section 4041 of ERISA in respect of any Pension Plan, and any determination of the PBGC in respect thereof,

               (C) the placement of any Multiemployer Plan in reorganization status under Title IV of ERISA,

               (D) any Multiemployer Plan becoming "insolvent" (as such term is defined in Section 4245 of ERISA under Title IV of ERISA),

               (E) the whole or partial withdrawal of the Company or any ERISA Affiliate from any Multiemployer Plan and the withdrawal liability incurred in connection therewith, and

               (F) the withdrawal of the Company or any ERISA Affiliate from any Pension Plan with respect to which it is a "substantial employer" under, and as defined in, ERISA and the withdrawal liability under ERISA incurred in connection therewith.

     Together with each delivery of financial statements required by clause (i)
     (A) above, the Company will deliver to each holder of Notes a statement by such accountants certifying that, in making the examination upon which such opinion was based, no information came to their attention which, to their knowledge, indicated that an Event of Default existed as the result of the failure of the Company to comply with the covenants specified below or a statement specifying such failure (it being understood that such accountants' audit will not be directed toward obtaining knowledge of any such failure):

          (1)  paragraph 5(a), as of the Company's fiscal year end,

          (2) paragraph 5(b), as of the Company's fiscal year end, based solely on amounts included in the consolidated financial statements or disclosed in the notes thereto,

          (3) paragraph 5(c), for the Company's fiscal year, based solely on amounts included in the consolidated financial statements or disclosed in the notes thereto,

          (4) paragraph 5(d)(xv), as of the Company's fiscal year end, based solely on amounts included in the consolidated financial statements or disclosed in the notes thereto,

                                            Note Agreement Through 6th Amendment

                               Exhibit A - 12

                                                      4. AFFIRMATIVE COVENANTS

          (5) paragraph 5(e), but only as to individual transactions in excess of $5,000,000, and

          (6) paragraph 5(f), as of the Company's fiscal year end, based solely on the amounts included in the consolidating balance sheets of the Restricted Subsidiaries.

Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default that would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards.

     (b) Inspection of Property. The Company covenants that it will permit any employee of, or any financial, legal, environmental or other professional consultant or advisor to, any Significant Holder that is designated by such Significant Holder in writing, at such Significant Holder's expense or, so long as an Event of Default shall exist, at the expense of the Company, upon reasonable notice to the Company, to visit and inspect any of the properties of the Company and the Subsidiaries, to examine the corporate books and financial records of the Company and the Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the principal officers of the Company and its independent public accountants (the "Inspection Rights") and by this paragraph the Company authorizes such officers and accountants to discuss such affairs, finances and accounts, all at such reasonable times and as often as such holder may reasonably request, provided that, in the event that the Company reasonably objects to any Significant Holder within two Business Days of such notice that any Person so designated by such Significant Holder is a Competitor or an employee thereof, the Company shall not be required to afford such Person any of the foregoing Inspection Rights, provided, further, that the Company and the Restricted Subsidiaries will not be required to disclose, permit the inspection, examination, copying or making extracts of, or discuss, any portion of, any document, or any information,

          (i) that constitutes non-financial trade secrets, non-financial proprietary information or product-by-product information relating to production, pricing, profitability or failure rates, or

          (ii) in respect of which disclosure to such Significant Holder is then prohibited by

               (A) law, or

               (B) an agreement binding on the Company or any Subsidiary that was not entered into by the Company or such Subsidiary for the primary purpose of concealing information from such Significant Holder, and in respect of which a Responsible Officer has provided a certificate to such holder setting forth a brief description of the law or agreement (including, in the case of an agreement, without limitation, the nature and purpose of the agreement, the parties to the agreement, and the provision of the agreement that prohibits such disclosure), provided, however, that if disclosure of the existence of any agreement is prohibited by the provisions thereof, such certificate may state generally, with respect to such agreement, that there are agreements pertaining to the matter as to which information

                                          Note Agreement Through 6th Amendment

                               Exhibit A - 13

                                                        4. AFFIRMATIVE COVENANTS

     was requested which are binding on the Company or a Subsidiary and which prohibit disclosure of the existence thereof.

     (c) Covenant to Secure Note Equally. The Company will, if it or any Restricted Subsidiary creates or assumes any Lien upon any of its Property, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph 5(d) of this Agreement (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph 10(c) of this Agreement), make or cause to be made, pursuant to such agreements and instruments as shall be approved by the Required Holders, effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be so secured.

     (d) ERISA Compliance. The Company covenants that it will, and will cause each ERISA Affiliate to, at all times

          (i) with respect to each Pension Plan, make timely payments of contributions required to meet the minimum funding standard set forth in ERISA or the IRC with respect thereto and, with respect to each Multiemployer Plan, make timely payment of contributions required to be paid thereto as provided by Section 515 of ERISA and

          (ii)  comply with all other provisions of ERISA,

except for such failures to make contributions and failures to comply as would not have a material adverse effect on the business, prospects, Properties or financial condition of the Company and the Subsidiaries taken as a whole.

     (e) Payment of Taxes and Claims. The Company will, and will cause each Subsidiary to, pay before they become delinquent, all material taxes, assessments and governmental charges or levies imposed upon it or its Property, provided that items of the foregoing description need not be paid while being contested in good faith and by appropriate proceedings as long as adequate reserves, to the extent required by generally accepted accounting principles, have been established and maintained and exist with respect thereto and, provided, further, that the contesting Person's right to use any material Property is not materially adversely affected thereby.

     (f) Maintenance of Properties and Corporate Existence. The Company will, and will cause each Restricted Subsidiary to,

          (i) Property -- maintain in good working order and condition all of its Property which is material to the continued conduct of the business of the Company and the Restricted Subsidiaries taken as a whole;

          (ii) Insurance -- maintain, with financially sound and reputable insurers, insurance with respect to its Property and business against such casualties and contingencies, of such types (including, without limitation, loss or damage, public liability, business interruption, larceny, embezzlement or other criminal misappropriation) and in such amounts as is customary in the case of corporations of established reputations engaged in the same or a similar business and similarly situated;

                                            Note Agreement Through 6th Amendment

                               Exhibit A - 14

                                                      4. AFFIRMATIVE COVENANTS

          (iii) Financial Records -- maintain sound accounting policies and an adequate and effective system of accounts and internal accounting control that will safeguard assets, properly record income, expenses and liabilities, and assure the production of proper financial statements in accordance with generally accepted accounting principles;

          (iv) Corporate Existence and Rights -- do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises, except as otherwise permitted by paragraph 5(g) or paragraph 5(k) of this Agreement and except, in each case, where the failure to take any such action would not have a material adverse effect on the business, prospects, Properties or condition (financial or otherwise) of the Company and the Restricted Subsidiaries taken as a whole or the ability of the Company to perform its obligations set forth in this Agreement and in the Notes; provided that the corporate existence of any Restricted Subsidiary may be terminated, and any rights and franchises may be terminated or permitted to lapse, if, in the good faith judgment of the Company, such determination or lapse is in the best interests of the Company and is not disadvantageous to the holders of the Notes; and

          (v) Compliance with Law -- (a) comply with all applicable laws, rules, regulations, orders, judgments and decrees of any governmental authority, except where any failure to comply would not have a material adverse effect on the business, prospects, Properties or condition (financial or otherwise) of the Company and the Restricted Subsidiaries taken as a whole or the ability of the Company to perform its obligations set forth in this Agreement and in the Notes and (b) obtain all licenses, permits, franchises and other governmental authorizations necessary to the ownership of its Properties or to the conduct of its business, except where any failure to so obtain would not have a material adverse effect on the business, Properties or condition (financial or otherwise) of the Company and the Restricted Subsidiaries taken as a whole or the ability of the Company to perform its obligations set forth in this Agreement and in the Notes.

     (g) Payment of Notes and Maintenance of Office. The Company will punctually pay, or cause to be paid, the principal and interest (and premium, if any) to become due in respect of the Notes according to the terms thereof and will maintain an office in compliance with paragraph 15 of this Agreement (or such other address which the Company shall have specified in writing in accordance with paragraph 15) where notices, presentations and demands in respect of this Agreement or the Notes may be made upon it. Such office will be maintained at such address until such time as the Company will notify the holders of the Notes of any change of location of such office, which will in any event be located in the United States of America.

5.   NEGATIVE COVENANTS.

     (a) Consolidated Tangible Net Worth. The Company will not permit Consolidated Tangible Net Worth, determined as of any Determination Date, to be,

          (i) if such Determination Date is prior to December 22, 1993, then less than the sum of

                                          Note Agreement Through 6th Amendment

                               Exhibit A - 15

                                                         5. NEGATIVE COVENANTS

               (A)  $525,000,000, plus

               (B) 45% of Consolidated Net Income for each fiscal year ended during the period beginning on January 1, 1991 and ending on or prior to such Determination Date (unless Consolidated Net Income shall be a loss in any fiscal year, in which event the amount determined pursuant to this clause (B) for such fiscal year shall be zero), plus

               (C) the net proceeds to the Company from the sale of any capital stock of the Company made during the period beginning on January 1, 1991 and ending on such Determination Date, plus

               (D) without duplication with clauses (i)(B) or (i)(C) above, an amount equal to the aggregate principal amount of any Debt Security of the Company (other than Debt Securities held by Restricted Subsidiaries), minus the costs and fees incurred upon the original issuance of such Debt Security, any unamortized original issue discount with respect to any such Debt Security and any costs and expenses of conversion, which has been converted into or exchanged for capital stock during the period beginning on January 1, 1991 and ending on such Determination Date, but only to the extent such conversion or exchange increases Consolidated Tangible Net Worth, and

          (ii) if such Determination Date is on or after December 22, 1993, then less than the sum of

               (A)  $125,000,000, plus

               (B) 50% of Consolidated Net Income for each fiscal quarter ended during the period beginning on October 3, 1993 and ending on or prior to such Determination Date (unless Consolidated Net Income shall be a loss in any fiscal quarter, in which event the amount determined pursuant to this clause (B) for such fiscal quarter shall be zero), plus

               (C) the net proceeds to the Company from the sale of any capital stock of the Company made during the period beginning on October 3, 1993 and ending on such Determination Date, plus

               (D) without duplication with clauses (ii)(B) or (ii)(C) above, an amount equal to the aggregate principal amount of any Debt Security of the Company (other than Debt Securities held by Restricted Subsidiaries), minus the costs and fees incurred upon the original issuance of such Debt Security, any unamortized original issue discount with respect to any such Debt Security and any costs and expenses of conversion, which has been converted into or exchanged for capital stock during the period beginning on October 3, 1993 and ending on such Determination Date, but only to the extent such conversion or exchange increases Consolidated Tangible Net Worth.

                                          Note Agreement Through 6th Amendment

                               Exhibit A - 16

                                                           5. NEGATIVE COVENANTS

     (b)  Consolidated Debt.

          (i) Consolidated Senior Debt. The Company will not permit, on any Determination Date, Consolidated Senior Debt, to exceed the percentage of Consolidated Tangible Net Worth set forth in the following table opposite such Determination Date, in each case determined as of such Determination
     Date:

================================================================================

                        Determination Date                          Percentage
- --------------------------------------------------------------------------------
All Determination Dates occurring between March 29, 1991 to and        75%
 including the Determination Date occurring nearest to September
 30, 1993
- --------------------------------------------------------------------------------
Determination Date occurring nearest to December 31, 1993             115%
- --------------------------------------------------------------------------------
Determination Date occurring nearest to March 31, 1994                 90%
- --------------------------------------------------------------------------------
All Determination Dates occurring after the Determination Date         75%
 occurring nearest to March 31, 1994
================================================================================

          (ii) Consolidated Debt. The Company will not permit, on any Determination Date, Consolidated Debt to exceed the percentage of Consolidated Tangible Net Worth set forth in the following table opposite such Determination Date, in each case determined as of such Determination
     Date:

================================================================================

                        Determination Date                          Percentage
- --------------------------------------------------------------------------------
All Determination Dates occurring between March 29, 1991 to and       125%
including the Determination Date occurring nearest to September 30,
1993
- --------------------------------------------------------------------------------
Determination Date occurring nearest to December 31, 1993             515%
- --------------------------------------------------------------------------------
Determination Date occurring nearest to March 31, 1994                455%
- --------------------------------------------------------------------------------
Determination Date occurring nearest to June 30, 1994                 405%
- --------------------------------------------------------------------------------
Determination Date occurring nearest to September 30, 1994            365%
- --------------------------------------------------------------------------------
Determination Date occurring nearest to December 31, 1994             335%
- --------------------------------------------------------------------------------
Determination Date occurring nearest to March 31, 1995                295%
- --------------------------------------------------------------------------------
Determination Date occurring nearest to June 30, 1995                 275%
- --------------------------------------------------------------------------------
Determination Date occurring nearest to September 30, 1995            255%
- --------------------------------------------------------------------------------
Determination Date occurring nearest to December 31, 1995             240%
- --------------------------------------------------------------------------------
Determination Date occurring nearest to March 31, 1996                220%
- --------------------------------------------------------------------------------
All Determination Dates occurring after the Determination Date        200%
occurring nearest to March 31, 1996
================================================================================

                                            Note Agreement Through 6th Amendment

                                Exhibit A - 17

                                                         5. NEGATIVE COVENANTS

       (iii) Adjustments to Consolidated Debt Percentages. The percentages set forth in the table in paragraph 5(b)(ii) hereof shall be adjusted as of each Determination Date to be equal to the Adjusted Consolidated Debt Percentage calculated in respect thereof if


               (A) during the fiscal quarter ended on such Determination Date the Company issues capital stock, other than issuances of capital stock pursuant to (or pursuant to options, warrants or other securities issued pursuant to) employee stock option plans, director stock options plans, employee stock purchase plans or any similar arrangements intended to provide incentives for employee and directors, and

               (B) the percentage set forth in such table in respect of such Determination Date, as then previously adjusted as provided in this subparagraph (iii), is greater than 125%.

     The Company shall provide a notice with respect to each Determination Date as to which an adjustment in such percentage is required by this subparagraph (iii), together with the certificate required by paragraph 4(a)(iii) delivered in respect of such fiscal quarter, to all holders of Notes, providing in detail the calculation of the Adjusted Consolidated Debt Percentages determined in respect of such fiscal quarter and all subsequent fiscal quarters. The Adjusted Consolidated Debt Percentages specified in such notice shall apply to such fiscal quarter and to all subsequent fiscal quarters and such table shall be deemed to be amended in accordance with such notice. Such notice shall be satisfactory in all respects to the Required Holders.

     (c)  Consolidated Fixed Charges; Consolidated Net Income.

          (i) Consolidated Fixed Charges. The Company will not permit the ratio of (i) the sum of Consolidated Net Income plus Consolidated Fixed Charges plus taxes deducted from revenues in the computation of such Consolidated Net Income, to (ii) Consolidated Fixed Charges to be less for any period of two consecutive fiscal quarters of the Company than the ratio set forth opposite the relevant period in the table below:

===============================================================================
                 Two Fiscal Quarter Period Ending                      Ratio
- -------------------------------------------------------------------------------
On the Determination Date occurring nearest to March 31, 1994         1.0 : 1.0
- -------------------------------------------------------------------------------
On the Determination Date occurring nearest to June 30, 1994         1.85 : 1.0
- -------------------------------------------------------------------------------
On the Determination Date occurring nearest to September 30, 1994     2.0 : 1.0
- -------------------------------------------------------------------------------
On the Determination Date occurring nearest to December 31, 1994      2.0 : 1.0
===============================================================================

     The Company will not permit, at any time on or after the Determination Date occurring nearest to March 31, 1995, the ratio of (i) the sum of Consolidated Net Income plus Consolidated Fixed Charges plus taxes deducted from revenues in the computation of such Consolidated Net Income, to (ii) Consolidated Fixed Charges to be less for any period of four consecutive fiscal quarters of the Company than 2.0 to 1.0.

                                          Note Agreement Through 6th Amendment
                                Exhibit A - 18

                                                         5. NEGATIVE COVENANTS

          (ii) Consolidated Net Income. The Company will not permit Consolidated Net Income for the three-month period ending on the Determination Date occurring nearest to December 31, 1993 to be less than a deficit of $12,000,000.

     (d) Liens. The Company will not, and will not permit any Restricted Subsidiary to, create, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired (whether or not provision is made for the equal and ratable securing of the Notes in accordance with the provisions of paragraph 4(c) of this Agreement), except

          (i) Liens in existence on the Closing Date and described on Annex 2 to this Agreement;

          (ii) Liens for taxes that are not yet due or that are being actively contested in good faith by appropriate proceedings, and in respect of which adequate reserves are being maintained to the extent required by generally accepted accounting principles;

          (iii) Liens incurred or deposits made in the ordinary course of business,

               (A) in respect of leases, statutory obligations or claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons that are not yet due or that are being actively contested in good faith by appropriate proceedings, and in respect of which adequate reserves are carried on the books of the Person liable therefor to the extent required by generally accepted accounting principles,

               (B) in connection with workers' compensation, unemployment insurance, social security and other like laws,

               (C) to secure the performance of letters of credit, bids, leases, tenders, sales contracts, statutory obligations, government contracts, surety and performance bonds and other similar obligations not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of Property,

               (D) incidental to the conduct of its business or ownership of its Property, provided that,

                    (1) such obligations shall not have arisen in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property, and

                     (2) such Liens shall not in the aggregate materially detract from the value of the Property encumbered thereby or materially interfere with the use of such Property in the ordinary conduct of the owning Person's business,

               (E) which constitute purchase money security interests with respect to advances or the payment of deferred purchase price in connection with the purchase of goods and services in the ordinary course of business, provided

                                          Note Agreement Through 6th Amendment

                                Exhibit A - 19

                                                           5. NEGATIVE COVENANTS

          that, at the time any such security interest is created, the Company or such Restricted Subsidiary intends to pay the amount secured thereby within 180 days after such creation, provided further that any such security interest runs in favor of the provider of such goods or services and is not part of a floor plan financing arrangement or any other arrangement with any Person that is primarily in the business of making loans or extending other financial accommodations, or

               (F) which constitute Liens with respect to conditional sale or other title retention agreements and any lease in the nature thereof, provided that any such Lien with respect to conditional sales or other title retention agreements encumbers only Property and accretions thereto (and proceeds arising from the disposition thereof) which are subject to such conditional sale or other title retention agreement or lease in the nature thereof and, provided, further, that the aggregate amount secured by all such conditional sale or other title retention agreements and leases in the nature thereof shall not be more than $5,000,000 (it being understood that additional amounts may be so secured if permissible under any other provision of this paragraph 5(d) including, without limitation, clause (xv) of this paragraph 5(d));

          (iv) reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions and other similar title exceptions or encumbrances affecting real Property, provided such Liens do not interfere with the use of such Property in the ordinary conduct of the business of the Company and the Restricted Subsidiaries, taken as a whole;

          (v) Liens on Property of a Restricted Subsidiary to secure obligations of such Restricted Subsidiary to the Company or another Restricted Subsidiary;

          (vi) Liens with respect to Capitalized Lease Obligations (together with any related interest), provided, that such Liens encumber only Property and accretions thereto (and proceeds arising from the disposition thereof) acquired with the proceeds of the indebtedness secured thereby;

          (vii) leases and subleases of, and licenses and sub-licenses with respect to, Property where the Company or a Restricted Subsidiary is the lessor or licensor (or sublessor or sublicensor), provided that such leases, subleases, licenses and sub-licenses do not in the aggregate materially interfere with the business of the Company and the Restricted Subsidiaries taken as a whole;

          (viii) (A) Liens to secure appeal bonds, supersedeas bonds and other similar Liens arising in connection with court proceedings (including, without limitation, surety bonds and letters of credit) or any other instrument serving a similar purpose, provided that the aggregate amount so secured, together with the aggregate amount secured pursuant to paragraph 5(d)(viii)(B), shall not at any time exceed $5,000,000 (it being understood that additional amounts may be so secured if permissible under any other provision of this paragraph 5(d) including, without limitation, clause (xv) of this paragraph 5(d)),

                                            Note Agreement Through 6th Amendment

                                Exhibit A - 20

                                                           5. NEGATIVE COVENANTS

               (B) attachments, judgments and other similar Liens arising in connection with court proceedings, provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings and provided further, that the aggregate amount so secured, together with the aggregate amount secured pursuant to paragraph 5(d)(viii)(A) of this Agreement, shall not exceed $5,000,000 (it being understood that additional amounts may be so secured if permissible under any other provision of this paragraph 5(d) including, without limitation, clause (xv) of this paragraph 5(d)),

          (ix) Liens on the Property of any corporation at the time such corporation becomes a Restricted Subsidiary, or such corporation is acquired by, consolidated with or merged into the Company or a Restricted Subsidiary, and Liens on any Property at the time acquired by the Company or a Restricted Subsidiary, provided, in each case, that such Lien was not incurred in contemplation of such transaction;

          (x) any Lien permitted by this paragraph 5(d) securing Debt that is being renewed, extended or refunded, provided that the principal amount of such Debt outstanding at the time of such renewal, extension or refunding is not increased and such Lien is not extended to any other Property (other than pursuant to its original terms);

          (xi) Purchase Money Mortgages, provided that each such Purchase Money Mortgage secures an amount not exceeding 100% of the lesser of the cost (including liabilities assumed) or the Fair Market Value at the time of acquisition or construction of the Property to which it relates (as determined in good faith by the Board of Directors);

          (xii) Liens consisting of an agreement to file or give a financing statement set forth in operating leases (it being understood that, upon the filing of any such financing statement, the Lien created thereby must be permissible under any other provision of this paragraph 5(d) including, without limitation, clause (iii)(F) and clause (xv) of this paragraph 5(d));

          (xiii) Liens which constitute rights of set-off of a customary nature or bankers' Liens with respect to amounts on deposit, whether arising by operation of law or by contract, in connection with working capital facilities, lines of credit, term loans, or other credit facilities and similar arrangements entered into with banks in the ordinary course of business;

          (xiv) Liens in the nature of rights of first refusal and restrictions on transfer on the capital stock of Arcada Holdings, Inc. arising in connection with the purchase of Quest Development Corporation and described in that certain Letter of Intent dated as of December 13, 1993, related thereto; and

          (xv) Liens not otherwise permitted by this paragraph 5(d) on Property of the Company or any Restricted Subsidiary, provided that, as of each Determination Date, the amount of

                                            Note Agreement Through 6th Amendment

                                Exhibit A - 21

                                                         5. NEGATIVE COVENANTS

               (A) all Debt secured by Liens permitted only by this paragraph 5(d)(xv), plus

               (B) all Debt of Restricted Subsidiaries (other than Debt owed by a Restricted Subsidiary to the Company or another Restricted Subsidiary) and all Preferred Stock of Restricted Subsidiaries (other than Preferred Stock of a Restricted Subsidiary owned by the Company or another Restricted Subsidiary), plus

               (C) the Sale/Leaseback Transaction Amount,

     (without duplication) does not exceed 20% of Consolidated Tangible Net Worth, in each case determined as of such Determination Date.

     (e)  Sale/Leaseback Transactions.

      The Company will not, nor will it permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction at any time, unless after giving effect thereto, the sum of

          (i) the Sale/Leaseback Transaction Amount, plus

          (ii) the amount of all Debt secured only by Liens permitted by paragraph 5(d)(xv) of this Agreement, plus

          (iii) all Debt of Restricted Subsidiaries (other than Debt owed by a Restricted Subsidiary to the Company or another Restricted Subsidiary) and all Preferred Stock of Restricted Subsidiaries (other than Preferred Stock of a Restricted Subsidiary owned by the Company or another Restricted Subsidiary),

(without duplication) does not exceed 20% of Consolidated Tangible Net Worth, in each case determined as of such time.

     (f) Restricted Subsidiary Debt and Preferred Stock. The Company will not, at any time, permit any Restricted Subsidiary to create, incur or assume any Debt, or to issue any Preferred Stock, unless, immediately after the creation, incurrence or assumption of such Debt, or the issuance of such Preferred Stock, and after giving effect thereto, the sum of

          (i) the Sale/Leaseback Transaction Amount, plus

          (ii) the amount of all Debt secured by Liens permitted only by paragraph 5(d)(xv) of this Agreement, plus

          (iii) all Debt of Restricted Subsidiaries (other than Debt owed by a Restricted Subsidiary to the Company or another Restricted Subsidiary) and all Preferred Stock of Restricted Subsidiaries (other than Preferred Stock of a Restricted Subsidiary owned by the Company or another Restricted Subsidiary),

(without duplication) does not exceed 20% of Consolidated Tangible Net Worth, in each case determined as of such time. Notwithstanding the foregoing, the prepayment of the 8-7/8%

                                          Note Agreement Through 6th Amendment
                                Exhibit A - 22

                                                           5. NEGATIVE COVENANTS

Convertible Subordinated Debentures issued by Archive pursuant to the Convertible Subordinated Debenture Agreement dated as of May 11, 1990, as heretofore amended, and outstanding on the Merger Date, not to exceed in aggregate amount $10,000,000 shall be permitted.

     (g)  Merger and Consolidation; Sale of Assets.

          (i)  Merger and Consolidation.

               (A) The Company will not permit any other Person to consolidate with or merge into it (except that a Restricted Subsidiary may consolidate with or merge into the Company); provided that the foregoing restriction does not apply to the merger or consolidation of the Company with another corporation, if:

                    (1) either (aa) the Company shall be the continuing or
               surviving corporation or (bb) the successor corporation that results from such merger or consolidation (the "Surviving Corporation") is organized under the laws of any State of the United States (or the District of Columbia), and the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants in the Notes and this Agreement to be performed or observed by the Company, are expressly assumed in writing by the Surviving Corporation; and

                    (2) immediately prior to, and immediately after the consummation of the transaction, and after giving effect thereto, no Default or Event of Default exists or would exist under any provision of this Agreement.

               (B) The Company will not permit any Restricted Subsidiary to consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into it (except that a Restricted Subsidiary may consolidate with or merge into the Company as contemplated by paragraph 5(g)(i)(A) and a Restricted Subsidiary may consolidate with or merge into another Restricted Subsidiary); provided that a Restricted Subsidiary may merge or consolidate with another Person if

                    (1) such transaction would be permitted under the provisions of paragraph 5(g)(ii) (deeming such transaction to be a Transfer of all of the assets and liabilities of such Restricted Subsidiary, in the case of any such merger or consolidation which results in a surviving entity which is not a Restricted Subsidiary); or

                    (2) the surviving corporation is the Company or a Restricted Subsidiary.

                                            Note Agreement Through 6th Amendment

                                Exhibit A - 23

                                                           5. NEGATIVE COVENANTS

          (ii) Sale of Assets. The Company will not, nor will it permit any Restricted Subsidiary to, sell, lease as lessor, transfer or otherwise dispose of Property (collectively, "Transfers"), except

               (A)  Transfers in the ordinary course of business,

               (B) Transfers to the Company or a Restricted Subsidiary other than an Arcada Restricted Subsidiary;

               (C) Transfers which (I) constitute dispositions of cash or cash equivalents not prohibited by this Agreement, (II) constitute Investments which are Permitted Investments or (III) constitute the liquidation of any Permitted Investment; and

               (D) any other Transfer if all of the following conditions shall have been satisfied:

                    (1)  the sum (without duplication) of

                         (aa) the net book value of such Property on the date of
                    the Transfer (the "Asset Disposition Date"), expressed as a percentage of Consolidated Total Assets on the Determination Date most recently preceding the Asset Disposition Date, plus

                         (bb) the net book value of each other item of Property of the Company and the Restricted Subsidiaries that was Transferred pursuant to this paragraph 5(g)(ii)(D) (including, without limitation, a Transfer by merger or consolidation, as contemplated by paragraph 5(g)(i)) during the period ending on the Asset Disposition Date and commencing on the first day of the period of 12 consecutive calendar months most recently ended as of the Asset Disposition Date (the "Annual Disposition Measurement Period") (Subsidiary Stock being deemed to have a net book value equal to the net book value of all assets of the issuer of such Subsidiary Stock at such time, or the appropriate portion thereof if less than all Subsidiary Stock of such issuer is the subject of such Transfer), expressed in each case as a percentage of Consolidated Total Assets on the Determination Date most recently preceding the date of each such Transfer, minus

                         (cc) the aggregate net book value of all Property Transferred pursuant to this paragraph 5(g)(ii)(D) during the Annual Disposition Measurement Period to the extent that the net proceeds arising therefrom have been either reinvested in the business of the Company and the Restricted Subsidiaries or applied to, or irrevocably committed to make, Senior Debt Prepayments within the period of 12 consecutive months after the respective Transfers of such Property pursuant to this

                                            Note Agreement Through 6th Amendment

                                Exhibit A - 24

                                                         5. NEGATIVE COVENANTS

                    paragraph 5(g)(ii)(D), such aggregate net book value (or the portion thereof corresponding to the portion of such net proceeds so applied or to be so applied) being expressed as a percentage of Consolidated Total Assets determined on the Determination Date most recently preceding the date of each such Transfer; provided, that any such net proceeds spent for operating expenses or principal, premium or interest in respect of Debt or held in deposit accounts or otherwise as short term investments shall not be deemed to have been reinvested in the business of the Company and the Restricted Subsidiaries, provided, further, that such percentage shall not, in any event, exceed 10%;

               will not exceed 15%;

                    (2)  the sum (without duplication) of

                         (aa) the Cash Flow Contribution of such Property during the period of four consecutive fiscal quarters of the Company most recently ended prior to the Asset Disposition Date (the "Four Quarter Period"), plus

                         (bb) the Cash Flow Contribution of each other item of
                    Property of the Company and the Restricted Subsidiaries that was Transferred pursuant to this paragraph 5(g)(ii)(D) (including, without limitation, a Transfer by merger or consolidation, as contemplated by paragraph 5(g)(i)) during the Annual Disposition Measurement Period, such Cash Flow Contribution for any particular Property being measured for the period of four consecutive fiscal quarters of the Company most recently ended prior to the Transfer of such Property, minus

                         (cc) the Cash Flow Contribution of all Property Transferred by the Company and the Restricted Subsidiaries during the Annual Disposition Measurement Period to the extent that the net proceeds arising therefrom have been either reinvested in the business of the Company and the Restricted Subsidiaries or applied to, or irrevocably committed to make, Senior Debt Prepayments within the period of 12 consecutive months after the respective Transfers of such Property pursuant to this paragraph 5(g)(ii)(D), such Cash Flow Contribution (or the portion thereof corresponding to the portion of such net proceeds so applied or to be so applied) for any particular Property being measured for the period of four consecutive fiscal quarters of the Company most recently ended prior to the disposition of such Property, provided, that any such net proceeds spent for operating expenses or principal, premium or interest in respect of Debt or held in deposit accounts or otherwise as short term investments shall not be deemed to have been reinvested in the business of the Company and the Restricted Subsidiaries,

                                          Note Agreement Through 6th Amendment

                                Exhibit A - 25

                                                          5.  NEGATIVE COVENANTS

                    provided, further, that the Cash Flow Contribution of all such Property shall not, in any event, exceed 10% of Consolidated Operating Cash Flow during the Four Quarter Period,

               will not exceed 15%;

                    (3)  the sum (without duplication) of

                         (aa) the net book value of such Property on the Asset Disposition Date, expressed as a percentage of Consolidated Total Assets on the Determination Date most recently preceding the Asset Disposition Date, plus

                         (bb) the net book value of each other item of Property of the Company and the Restricted Subsidiaries that was Transferred pursuant to this paragraph 5(g)(ii)(D) (including, without limitation, a Transfer by merger or consolidation, as contemplated by paragraph 5(g)(i)) during the period ending on the Asset Disposition Date and commencing on the first day of the period of 36 consecutive calendar months most recently ended as of the Asset Disposition Date (the "Three Year Disposition Measurement Period") (Subsidiary Stock being deemed to have a net book value equal to the net book value of all assets of the issuer of such Subsidiary Stock, or the appropriate portion thereof if less than all Subsidiary Stock of such issuer is the subject of such Transfer), expressed in each case as a percentage of Consolidated
                    Total Assets on the Determination Date most recently preceding the date of each such Transfer,

               will not exceed 40%;

                    (4)  the sum (without duplication) of

                         (aa) the Cash Flow Contribution of such Property during the Four Quarter Period, plus

                         (bb) the Cash Flow Contribution of all other Property of the Company and the Restricted Subsidiaries that was Transferred pursuant to this paragraph 5(g)(ii)(D) (including, without limitation, a Transfer by merger or consolidation, as contemplated by paragraph 5(g)(i)) during such Three Year Disposition Measurement Period, such Cash Flow Contribution for any particular Property being measured for the period of four consecutive fiscal quarters of the Company most recently ended prior to the disposition of such Property, will not exceed 40%;

                                            Note Agreement Through 6th Amendment

                               Exhibit A - 26

                                                           5. NEGATIVE COVENANTS

                    (5) with respect to any Transfer, or series of related Transfers, of Property pursuant to this paragraph 5(g)(ii)(D) for consideration in an amount which is at least equal to the sum of $25,000,000 plus 5% of the amount, if any, by which Consolidated Total Assets, determined as of the most recent Determination Date at the time of such Transfer, exceeds Consolidated Total Assets, determined as of December 31, 1990, in the opinion of the Board of Directors, the sale is for Fair Market Value and is in the best interests of the Company and the Restricted Subsidiaries; and

                    (6) immediately prior to, and immediately after the consummation of the transaction, and after giving effect thereto, no Default or Event of Default exists or would exist under any provision of this Agreement.

     If the Company shall make any Transfer which would be prohibited by this paragraph 5(g) but for the deduction provided for in subclause (cc) of either or both of paragraph 5(g)(ii)(D)(1) or paragraph 5(g)(ii)(D)(2), the Company shall be deemed to have covenanted that the net proceeds from such Transfer shall be reinvested in the business of the Company and the Restricted Subsidiaries (subject to the limitations of the first proviso to such subclause) or applied to, or irrevocably committed to make, Senior Debt Prepayments within the period of 12 consecutive months after such Transfer.

     (h) Permitted Investments. The Company will not and will not permit any Restricted Subsidiary to purchase or make investments in, purchase stock or Securities of, or make loans or advances to, or make other investments in, or guarantee the obligations of, any other Person (including investments in or loans or advances to any corporation proposed to be acquired or created as a Subsidiary) (all of the foregoing referred to as "Investments," and all of the below-listed Investments referred to as "Permitted Investments") except:

          (i) obligations of, or obligations guaranteed by, the United States government, its agencies, or any public instrumentality thereof with maturities not to exceed (or an unconditional right to compel purchase within) seven years from the date of acquisition;

          (ii) Investments in or to the Company or Restricted Subsidiaries and Investments in or to companies which simultaneously with such Investments become Restricted Subsidiaries, and guarantees by the Company of the obligations of the Restricted Subsidiaries and guarantees by Restricted Subsidiaries of obligations of the Company or other Restricted Subsidiaries;

          (iii) commercial paper or loan participations maturing within seven years of the date of acquisition issued by a Person organized under the laws of the United States, Canada, a country that is a member of the European Community, Singapore, Taiwan, Malaysia or Japan, rated at the time of acquisition (or issued by Persons organized under the laws of such jurisdiction with other outstanding unsecured and unsupported debt securities ranking pari passu with such commercial paper or loan participations and rated at the time of acquisition) in the top rating classification by Moody's


                                            Note Agreement Through 6th Amendment

                               Exhibit A - 27

                                                           5. NEGATIVE COVENANTS

     Investors Service, Inc., Standard & Poor's Corporation, Duff & Phelps Inc. or any other rating agency nationally recognized in the United States, Japan or any country which is a member of the European Community at the time of acquisition thereof;

          (iv) Investments arising from transactions by the Company or the Restricted Subsidiaries with customers or suppliers (including Investments received in settlement of trade receivables which trade receivables are fully reserved against on the books of the Company or such Restricted Subsidiary or are less than one year overdue) in the ordinary course of business;

          (v)  Investments consisting of

               (A) travel advances, employee relocation loans, and other employee loans and advances in the ordinary course of business,

               (B) loans to employees, officers or directors relating to the purchase of equity securities of the Company or the Restricted Subsidiaries, or

               (C) other loans to officers and employees approved by the Board of Directors in an aggregate amount not in excess of $10,000,000 outstanding at any time;

          (vi) operating deposit accounts maintained in the ordinary course of business for operating fund purposes including Investments therein denominated in French francs, Deutsche marks, Chinese renminbi and otherwise with Permitted Banks, consistent with past practice;

          (vii) Securities issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof with maturities not to exceed (or an unconditional right to compel purchase within) seven years of the date of acquisition, that are rated in one of the highest two rating classifications by Moody's Investors Service, Inc., Standard & Poor's Corporation, Duff & Phelps Inc. or any other rating agency nationally recognized in the United States;

          (viii) demand and time deposits with, Eurodollar deposits with, certificates of deposit issued by, or obligations or securities fully backed by letters of credit issued by

               (A) any bank organized under the laws of the United States, any state thereof, the District of Columbia or Canada having combined capital and surplus aggregating at least $100,000,000, and outstanding unsecured and unsupported Debt rated "A" or better at the time of acquisition thereof by Standard and Poor's Corporation, Moody's Investor Service, Inc., Duff & Phelps Inc. or any other rating agency nationally recognized in the United States, Japan or any country which is a member of the European Community,

               (B)  the banks listed on Annex 2 to this Agreement, and


                                            Note Agreement Through 6th Amendment

                               Exhibit A - 28

                                                           5. NEGATIVE COVENANTS

               (C) any other bank organized under the laws of a country that is a member of the European Community (or any political subdivision of any such country), Japan, Singapore, Taiwan, Malaysia, the Cayman Islands, the British West Indies or the Bahamas, having combined capital and surplus of not less than $500,000,000 or the equivalent thereof in a currency other than United States dollars,

     (the banks described in the foregoing subclauses (A) to (C), inclusive, being referred to in this Agreement as "Permitted Banks");

          (ix) bankers' acceptances accepted by a Permitted Bank and eligible for rediscount under the requirements of the Board of Governors of the Federal Reserve System;

          (x)  repurchase agreements with any of

               (A)  the Permitted Banks,

               (B) Alex. Brown & Sons Incorporated, Bear, Stearns & Co., Dean Witter Reynolds Inc., The First Boston Corporation, Goldman Sachs & Co., J.P. Morgan Securities, Inc., Kidder, Peabody & Co., Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Paine Webber Incorporated, Salomon Brothers, Inc., Shearson Lehman Hutton, Inc., Smith Barney, Harris Upham & Co., Incorporated, or

               (C) any other bank or securities dealer of a similar quality approved by a Responsible Officer, or

               (D)  any affiliate of the foregoing,

     such repurchase agreements to be (at the time entered into) fully collateralized by securities of a type described in clause (i), clause
     (iii), clause (vii) or clause (viii) above, in each case made in accordance with the Company's internal investment policy in effect at such time;

          (xi) Investments in money market programs that would be classified on the balance sheet of the investing Person as a current asset in accordance with generally accepted accounting principles, which money market programs have total invested assets in excess of $1,000,000,000;

          (xii) Investments in money market preferred stocks or other equivalent Dutch-auction preferred stock of any corporation maturing within seven years of the date of acquisition thereof and with a credit rating at the time of acquisition thereof of "AA+" or "aa1" or better (or a comparable rating) by Moody's Investors Service, Inc., Standard & Poor's Corporation, Duff & Phelps Inc. or any other rating agency nationally recognized in the United States, Japan or any country which is a member of the European Community;


                                            Note Agreement Through 6th Amendment

                               Exhibit A - 29

                                                           5. NEGATIVE COVENANTS

          (xiii) notes receivable of, or prepaid royalties and other credit extensions to, customers and suppliers in the ordinary course of business so long as such notes, prepaid royalties or other credit extensions are due within one year of the date of acquisition thereof or cover no more than a reasonable estimate of one year's obligations to such customers or suppliers, as the case may be;

          (xiv) foreign currency swaps and hedging arrangements entered into in the ordinary course of business to protect against currency losses, and interest rate swaps and caps entered into in the ordinary course of business to protect against interest rate exposure on Debt of the Company and the Restricted Subsidiaries bearing interest at a variable or adjusting rate so long as, at the time any such transaction shall be entered into, the counterparty in such transaction has outstanding Debt Securities rated

               (A) "A1" or better, or "A+" or better (or a comparable rating), or

               (B) "A2" or "A-" (or a comparable rating) provided that the term of each such swap or arrangement is less than 2 years,

     by Moody's Investors Service, Inc., Standard & Poor's Corporation, Duff & Phelps Inc. or any other rating agency nationally recognized in the United States, Japan or any country which is a member of the European Community;

          (xv) (A) guarantees by the Company and Restricted Subsidiaries of the obligations of Unrestricted Subsidiaries and of vendors and suppliers of Unrestricted Subsidiaries, in each case in respect of transactions of such Unrestricted Subsidiaries entered into in the ordinary course of business of such Unrestricted Subsidiaries and such vendors and suppliers and directly related to the business conducted by such vendors and suppliers with such Unrestricted Subsidiaries, provided that such guarantees shall not at any time exceed 5% of Consolidated Tangible Net Worth, and

               (B) guarantees by the Company and Restricted Subsidiaries of the obligations of Restricted Subsidiaries and of vendors and suppliers of Restricted Subsidiaries, in each case in respect of transactions of such Restricted Subsidiaries entered into in the ordinary course of business of such Restricted Subsidiaries and such vendors and suppliers and directly related to the business conducted by such vendors and suppliers with such Restricted Subsidiaries;

          (xvi) Investments existing on the Closing Date not in excess, in the aggregate, of $20,000,000;

          (xvii) regardless of the occurrence or non-occurrence of the Merger Date, and in any event, prior to the occurrence of the Merger Date, investments in (a) the stock of Archive and its subsidiaries as contemplated by the Archive Tender Offer, and (b) Investments to enable Archive to repay its outstanding obligations for borrowed money not to exceed in the aggregate $150,000,000;

          (xviii) Investments made by any corporation at the time it becomes a Restricted Subsidiary, or such corporation is acquired by, consolidated with or merged into the


                                            Note Agreement Through 6th Amendment

                               Exhibit A - 30

                                                           5. NEGATIVE COVENANTS

     Company or a Restricted Subsidiary, provided that such Investments were not made in contemplation of such transaction;

          (xix) Investments consisting of repurchases of Subordinated Debt permitted by paragraph 5(m); and

          (xx) Investments not otherwise permitted by the other provisions of this paragraph 5(h), if, on the date of the making of any such Investment, and after giving effect to such Investment,

               (A) the aggregate cost of all Investments outstanding on such date made pursuant to this paragraph 5(h)(xx), minus

               (B) the net return of capital received by the Company and the Restricted Subsidiaries on or prior to such date from all Investments made pursuant to this paragraph 5(h)(xx) during the period commencing on January 1, 1991 and ending on such date, does not exceed 15% of Consolidated Tangible Net Worth on such date.

No Investments can be made pursuant to the provisions of paragraph 5(h)(xx) of this Agreement during any period when a Default or Event of Default has occurred and is then continuing. Notwithstanding any provision herein to the contrary, none of the following shall constitute Investments for purposes of this
Agreement: (a) any dividends or other distributions paid or made in respect of the stock of the Company or any Restricted Subsidiary (whether in cash, Property, or stock of the Company or any Restricted Subsidiary), or (b) any payments (whether in cash, Property or stock of the Company or any Restricted Subsidiary) to redeem, purchase or otherwise acquire, directly or indirectly, any stock of the Company or any Restricted Subsidiary. For purposes of the preceding sentence, the term "stock" shall include warrants, options and rights to purchase stock. For purposes of calculations required by this paragraph 5(h), Investments denominated in currencies other than U.S. dollars shall be translated into U.S dollars in accordance with generally accepted accounting principles applicable to such types of Investments.

     (i) Transactions with Affiliates. The Company will not, nor will it permit any Restricted Subsidiary to, enter into any transaction, including, without limitation, the purchase, sale or exchange of Property or the rendering of any service, with any Affiliate unless

          (i) such transaction, when taken in the light of a series of transactions of which such transaction is a part (if any), is upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than could be obtained in a comparable arm's-length transaction with a Person not an Affiliate, or

          (ii) if, at the time of such transaction, such Affiliate is an officer, director or employee of the Company or such Restricted Subsidiary and such transaction relates to such Person's compensation, (a) such transaction is in the best interests of the Company and the Restricted Subsidiaries, taken as a whole, and has been approved by the Board of Directors or the board of directors of such Restricted Subsidiary, as


                                            Note Agreement Through 6th Amendment

                               Exhibit A - 31

                                                         5. NEGATIVE COVENANTS

     the case may be, and (b) at the time of such transaction, the Company is required to file reports pursuant to Section 13 of the Exchange Act.

It is acknowledged that the Archive Tender Offer, the merger of Archive into Conner Acquisition Corp., and the repayment by the Company of the debt of Archive and its subsidiaries outstanding on the Acquisition Date in an amount not to exceed in the aggregate $150,000,000 shall be deemed permitted transactions hereunder. The purchase by the Company or any Restricted Subsidiaries of shares of outstanding capital stock of the Company's Subsidiary formed under the laws of China shall be deemed to comply with this paragraph 5(i) so long as the Company or such Restricted Subsidiary pays fair value for such shares, as determined by the Board of Directors of the Company. The transactions described in the Arcada Letter of Intent shall be deemed to comply with this paragraph 5(i).

     (j) Line of Business. The Company will not, nor will it permit any Restricted Subsidiary to, engage in any business other than the businesses currently engaged in by the Company and the Subsidiaries and any business substantially similar or substantially related thereto.

     (k) Designation of Subsidiaries. The Board of Directors may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary provided that no Default or Event of Default shall exist immediately after, and after giving effect to, any such designation (whether or not caused by such designation), but it may not thereafter redesignate such Subsidiary as a Restricted Subsidiary.

     (l) Private Offering. The Company will not, nor will it permit anyone acting on its behalf to, offer the Notes or any part thereof or any similar Securities for issue or sale to, or solicit any offer to acquire any of the same from, anyone so as to bring the issuance and sale of the Notes within the provisions of Section 5 of the Securities Act.

     (m) Subordinated Debt. The Company will not, and will not permit any Restricted Subsidiary to, make any payment or redemption of Subordinated Debt, other than mandatory prepayments or mandatory redemptions scheduled at the time of issuance of such Subordinated Debt, or otherwise purchase or acquire any Subordinated Debt, directly or indirectly, or give any notice that irrevocably binds it to take any such action, unless:

          (i) no Default or Event of Default shall exist immediately prior to, or immediately after, the consummation of any such action or the giving of such notice, whichever shall first occur, and the Company has delivered a certificate to such effect to each holder of Notes prior to, but not more than 30 days prior to, taking such action or giving such notice, whichever shall first occur, together with a brief description of such action or the action contemplated by such notice; and

          (ii) at the time it shall become irrevocably bound to take such action, or the time it shall take such action, whichever shall first occur, one of the following conditions shall be satisfied:

               (A) the Company or such Restricted Subsidiary, as the case may be, could incur Senior Debt in an amount equal to the amount of Subordinated Debt to be so prepaid, redeemed or otherwise purchased or acquired;

                                          Note Agreement Through 6th Amendment

                               Exhibit A - 32

                                                           5. NEGATIVE COVENANTS

               (B) the Subordinated Debt to be so prepaid, redeemed or otherwise purchased or acquired is convertible into a number of shares of capital stock of the Company having a Fair Market Value at the time that the Company or such Restricted Subsidiary becomes obligated to take such action which is at least 25% in excess of the principal amount of such Subordinated Debt; or

               (C) the Subordinated Debt to be so prepaid, redeemed or otherwise purchased or acquired is convertible into a number of shares of capital stock of the Company having a Fair Market Value at the time that the Company or such Restricted Subsidiary becomes obligated to take such action which is a least 15% in excess of the principal amount of such Subordinated Debt, and the Company has entered into a firm commitment underwriting agreement with one or more underwriters, which agreement contains terms and conditions no less favorable to the Company than those generally included in comparable agreements for similarly situated issuers at such time (as determined by the Company in its reasonable judgment), and pursuant to which such underwriters have agreed to purchase capital stock of the Company for an amount sufficient to prepay, redeem or otherwise purchase or acquire all or any part of such Subordinated Debt that is not so converted into such capital stock prior to such prepayment, redemption, purchase or acquisition;

provided that no such action shall be taken and no such notice given during the period beginning on October 3, 1993 and ending on the Determination Date occurring nearest to March 31, 1995, inclusive.

     Nothing set forth in this paragraph 5(m) shall prevent the Company or any Restricted Subsidiary from purchasing or acquiring any Subordinated Debt in privately negotiated transactions or in open-market transactions if

          (a)  the price paid is less than par plus accrued interest;

          (b) no Default or Event of Default shall exist immediately prior to, or immediately after, such purchase or acquisition; and

          (c) the aggregate amount paid by the Company for all such purchases or acquisitions in any period of twelve consecutive months, which purchases or acquisitions are not otherwise permitted pursuant to this paragraph 5(m), shall not exceed $25 million;

provided that the Company will not enter into, or agree to enter into, any such transactions during the period beginning on October 3, 1993 and ending on the Determination Date occurring nearest to March 31, 1995, inclusive.

     (n) Liquidity Coverage. The Company will not permit, on any Determination Date, the Liquidity Coverage to be less than the percentage set forth in the following table opposite such Determination Date, in each case determined as of such Determination Date:

                                            Note Agreement Through 6th Amendment

                               Exhibit A - 33

                                                         5. NEGATIVE COVENANTS

===============================================================================
                 Determination Date                               Percentage
- -------------------------------------------------------------------------------
All Determination Dates occurring during the period beginning        200%
with the Determination Date occurring nearest to June 30, 1993 to and including the Determination Date occurring nearest to
September 30, 1993
- -------------------------------------------------------------------------------
All Determination Dates occurring during the period beginning        125%
with the Determination Date occurring nearest to December 31,
1993 to and including the Determination Date occurring nearest to March 31, 1995
===============================================================================

     (o) Restricted Payments. The Company shall not make any Restricted Payments during the period beginning of October 3, 1993 and ending on the Determination Date occurring nearest to March 31, 1995, inclusive.

     (p) Accounting Period. The Company shall not change the method in which it determines its fiscal year or its fiscal quarters.

6.   CONDITIONS PRECEDENT.

     (a) Conditions to Closing. The obligations of the Purchasers to purchase the Notes, as provided in paragraph 1 hereof, shall be subject to the satisfaction, on or before the Closing Date, of the following conditions:

          (i) The representations and warranties contained in paragraph 3 hereof shall be true and correct as of the Closing Date; the Company shall not be in default with respect to any of the provisions hereof and there shall exist no event which, with the passage of time or the giving of notice, or both, would constitute such a default; neither the Company nor any Subsidiary shall have suffered a material adverse change in financial condition, nor shall there exist any material action, suit or proceeding pending, or to the knowledge of the Company threatened, against the Company or any of its Subsidiaries which, if decided adversely to the Company or any of its Subsidiaries, would have a materially adverse effect upon the Company, Conner Singapore or the Company and its Subsidiaries taken as a whole or upon any of the business or properties of the Company, Conner Singapore or the Company and its Subsidiaries taken as a whole; and the Company shall have delivered to the Purchasers a certificate signed by a responsible officer of the Company to such effects.

          (ii) The Purchasers shall have received from Wilson Sonsini Goodrich & Rosati, counsel for the Company, a favorable opinion in form and substance satisfactory to the Purchasers as to all matters specified in Exhibit E hereto and such other matters incident to the transaction herein contemplated as the Purchasers may reasonably request.

          (iii) The Purchasers shall have received from their special counsel, Faegre & Benson, a favorable opinion in form and substance satisfactory to the Purchasers, as to such matters incident to the transaction herein contemplated as the Purchasers may reasonably request.

          (iv) The Purchasers shall have received a Uniform Commercial Code Search against the Company from the States of California and Colorado, and from such other jurisdictions as the Purchasers may reasonably request, as of a date no more than

                                          Note Agreement Through 6th Amendment
                               Exhibit A - 34

                                                         6. CONDITIONS PRECEDENT

     fifteen days prior to the Closing Date, certified by a reporting service satisfactory to the Purchasers, and disclosing no security under paragraph 5(d) of this Agreement.

          (v) The Company shall have received a waiver from Bank of the West, Banque Nationale de Paris and The First National Bank of Boston under their Loan Agreement with the Company dated as of November 21, 1988, as amended, permitting the issuance and sale of the Notes and the performance by the Company hereunder.

          (vi) All proceedings to be taken in connection with the transaction contemplated by this Agreement and all documents incident thereto shall be satisfactory in form and substance to the Purchasers and their counsel and the Purchasers shall have received copies of all documents which the Purchasers may reasonably request.

     (b) Waiver of Conditions. If on the Closing Date the Company fails to tender to each Purchaser the Notes to be issued to it on such date or if the conditions specified in paragraph 6(a) above have not been fulfilled, the Purchasers may thereupon elect to be relieved of all further obligations under this Agreement. Without limiting the foregoing, if the conditions specified in paragraph 6(a) above have not been fulfilled, the Purchasers may waive compliance by the Company with any such condition to such extent as the Purchasers may in their sole discretion determine. Nothing in this paragraph 6(b) shall operate to relieve the Company of any of its obligations hereunder or to waive any of the Purchasers' rights against the Company.

7.   EVENTS OF DEFAULT.

     (a) Acceleration. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

          (i) the Company defaults in the payment of any principal of or premium on any Note when the same shall become due, either by the terms thereof or otherwise as provided in this Agreement; or

          (ii) the Company defaults in the payment of any interest on any Note for more than 5 Business Days after the date due; or

          (iii) the Company fails to perform or observe any agreement contained in paragraph 5 or paragraph 4(c) of this Agreement; or

          (iv) the Company fails to perform or observe any other agreement contained in this Agreement and such failure shall not be remedied within thirty (30) days after any Responsible Officer obtains actual knowledge thereof; or

          (v) any representation or warranty made by the Company in this Agreement or in any writing furnished in connection with or pursuant to this Agreement shall be false in any material respect on the date as of which made; or

                                          Note Agreement Through 6th Amendment

                               Exhibit A - 35

                                                          7. EVENTS OF DEFAULT

          (vi)  the Company or any Restricted Subsidiary,

               (A) defaults in any payment of principal of or interest on any other obligation for money borrowed (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for Property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit, but not any obligation in respect of trade credit incurred in the ordinary course of business) beyond any period of grace in effect prior to the occurrence of such default, or

               (B) fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing)

     and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due prior to any originally stated maturity, or to require that such obligation be repurchased by the Company or any Subsidiary, provided that the aggregate amount of all obligations as to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration or repurchase shall occur and be continuing exceeds $10,000,000 and provided further that this paragraph 7(a)(vi) shall not apply to the Specified Debt, so long as the Specified Debt is paid in full within 30 days after it becomes due; or

          (vii) the Company or any Restricted Subsidiary makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

          (viii) any decree or order for relief in respect of the Company or any Restricted Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the "Bankruptcy Law"), of any jurisdiction; or

          (ix)  the Company or any Restricted Subsidiary

               (A) petitions or applies to any tribunal for, or consents to, the appointment of, or the taking of possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Restricted Subsidiary, or of any substantial part of the Property of the Company or any Restricted Subsidiary, or

               (B) commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Restricted Subsidiary) relating to the Company or any Restricted Subsidiary under the Bankruptcy Law of any other jurisdiction; or

                                            Note Agreement Through 6th Amendment

                               Exhibit A - 36

                                                            7. EVENTS OF DEFAULT

          (x) any petition or application referred to in paragraph 7(a)(ix) is filed, or any such proceedings are commenced, against the Company or any Restricted Subsidiary, and the Company or such Restricted Subsidiary by any act indicates its approval thereof, consent thereto, or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

          (xi) any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

          (xii) any order, judgment or decree is entered in any proceedings against the Company or any Restricted Subsidiary decreeing a split-up of the Company or such Restricted Subsidiary that requires the divestiture of assets representing a Substantial Part, or the divestiture of the stock of a Restricted Subsidiary whose assets represent a Substantial Part, of the consolidated assets of the Company and the Restricted Subsidiaries (determined in accordance with generally accepted accounting principles) or that requires the divestiture of assets, or stock of a Restricted Subsidiary, that shall have contributed a Substantial Part of the Consolidated Net Income for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

          (xiii) a final judgment for the payment of money or the transfer of Property in an amount in excess of $5,000,000 (excluding that portion of any such judgment covered by insurance in respect of which coverage is undisputed) is rendered against the Company or any Restricted Subsidiary and, within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged or execution thereof stayed pending further appeal;

then

          (A)  if such event is an Event of Default specified in clause (viii),
     (ix) or (x) of this paragraph 7(a) with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company,

          (B) if such event is any other Event of Default, the Required Holders may at their option, by notice in writing to the Company, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, provided that the Yield-Maintenance Amount, if any, with respect to each Note shall be due and payable upon such declaration only if

                                          Note Agreement Through 6th Amendment

                               Exhibit A - 37

                                                          7. EVENTS OF DEFAULT

               (1)  such event is an Event of Default specified in any of clause
          (i) to clause (vi), inclusive, or clause (xiii) of this paragraph
          7(a),

               (2) the Required Holders shall have given to the Company, at least 10 Business Days before such declaration, written notice stating its or their intention so to declare the Notes to be immediately due and payable and identifying one or more such Events of Default whose occurrence on or before the date of such notice permits such declaration and

               (3) one or more of the Events of Default so identified shall be continuing at the time of such declaration, and

          (C) if such event is an Event of Default specified in clause (i) or clause (ii) of this paragraph 7(a) and irrespective of whether the Required Holders shall have declared the Notes to be due and payable pursuant to the foregoing clause (B), any holder of Notes may at its option, by notice in writing to the Company, declare all of the Notes held by such holder to be, and all of such Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each such Note, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

     (b) Other Remedies. If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise.

     (c) Annulment of Acceleration of Notes. If a declaration is made pursuant to paragraph 7(a)(b) of this Agreement by the Required Holders or paragraph 7(a)(c) of this Agreement by any holder of Notes, then and in every such case, the Required Holders may, by written instrument filed with the Company, rescind and annul such declaration within 90 days thereafter, and the consequences thereof, provided that at the time such declaration is annulled and rescinded:

          (i) no judgment or decree shall have been entered for the payment of any moneys due on or pursuant to the Notes or this Agreement;

          (ii) all arrears of interest upon all the Notes and all other sums payable under the Notes and under this Agreement (except any principal of, or interest or premium on, the Notes which shall have become due and payable by reason of such declaration under paragraph 7(a)(b) or paragraph 7(a)(c) of this Agreement) shall have been duly paid; and

                                          Note Agreement Through 6th Amendment

                               Exhibit A - 38

                                                          7. EVENTS OF DEFAULT

          (iii) each and every other Default and Event of Default shall have been waived pursuant to paragraph 10(c) of this Agreement or otherwise made good or cured,

and provided further that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereon.

8.   PAYMENTS ON AND REGISTRATION AND TRANSFER OF NOTES.

     The Company agrees that it will make payment of the principal of, premium, if any, and interest on the Notes by wire transfer of immediately available Federal funds with sufficient information to identify the source and application of funds to each of the Purchasers in accordance with the wire transfer instructions set forth in Appendix I hereto, or to such other accounts within the United States or in such other commercial manner as may from time to time be designated by the holder of a Note, without presentment of the Notes and without the rendering of any bills therefor. Each Purchaser agrees (and any transferee of any Note, by its purchase of such Note agrees) that if it sells or transfers any Note it will, prior to the delivery thereof, make a notation thereon of the date to which interest has been paid thereon and the amount of any prepayments or installments made on account of the principal thereof. The Company shall keep at its principal executive office a register in which the Company shall provide for the registration of the Notes and of transfers of the Notes (the "Note Register"). Upon surrender of any Note for transfer at the principal executive office of the Company, subject to compliance with applicable federal and state securities laws, the Company shall execute and deliver, in the name of the designated transferee, a new Note of the same series as that surrendered in a principal amount equal to the unpaid principal amount of, and dated the date to which interest has been paid on, the Note so surrendered. When a Note shall be presented or surrendered for transfer it shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder thereof or his attorney duly authorized in writing. The Company may treat the person in whose name the Note is registered on the Note Register as the owner of the Note for the purpose of receiving payment of principal of and interest on the Note and for all other purposes and the Company shall not be affected by notice to the contrary. The Company may require payment by the transferor of a Note (or its transferee) of the amount of any stamp tax or governmental charge otherwise payable by the Company with respect to the transfer of a Note by such transferor.

9.   EXPENSES.

     The Company agrees, whether or not the purchase of the Notes herein contemplated shall be consummated, to pay and save the Purchasers harmless against liability for the payment of all out-of-pocket expenses arising in connection with this transaction including any documentary stamp taxes payable upon original issue of the Notes (including interest and penalties, if any) or printing expenses, which may be determined to be due and payable with respect to the execution and delivery of the Notes, and the reasonable fees and expenses of counsel to the Purchasers. The Company also agrees to pay, and to save the Purchasers harmless against liability for the payment of, the reasonable fees and expenses of counsel to the Purchasers in connection with any documentation and related services arising after the Closing Date in connection with the preparation of waivers or amendments of any provisions of this Agreement or the Notes. In addition, the Company agrees to pay, and to save the holders of the Notes harmless against, any loss or damage arising from any claim of any

                                          Note Agreement Through 6th Amendment

                               Exhibit A - 39

                                                                     9. EXPENSES

person claiming by, under or through the Company for brokerage or finders fees incurred in connection with the transaction contemplated by this Agreement.

10.  DELIVERY OF DOCUMENTS; PRO RATA PAYMENTS; AMENDMENTS AND CONSENTS.

     (a) Delivery of Documents. All notices, certificates, requests, statements and other documents required or permitted to be delivered to the Purchasers or the holders of Notes by any provision hereof shall also be delivered to each Significant Holder.

     (b) Pro Rata Payments. Until the occurrence of a default in the payment of principal or interest on any Notes, all interest payments and payments or prepayments of principal shall be made and applied to the Notes in accordance with their respective terms and the terms of paragraph 2 hereof. If a default in the payment of principal or interest on any Note has occurred and is continuing, all interest payments and payments or prepayments of principal shall be made and applied pro rata on all Notes outstanding in accordance with the respective unpaid principal amounts thereof.

     (c) Amendments and Consents. The registered holder or holders of at least two-thirds of the unpaid principal amount of the Notes at the time outstanding may by agreement with the Company amend this Agreement, and any consent, notice, request, demand or waiver required or permitted to be given by the Purchasers or the holders of the Notes by any provision hereof shall be sufficient if given by the holder or holders of at least two-thirds of the unpaid principal amount of the Notes at the time outstanding, except that, without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to this Agreement shall change the maturity of any Note, or decrease the rate of interest or any premium payable with respect to any Note, or alter the preference between holders of the Notes or between holders of the Notes and other creditors of the Company and its Restricted Subsidiaries, or affect the amount or timing of any required payments or prepayments of principal or interest, or reduce the proportion of the principal amount of the Notes required with respect to any amendment or consent.

     (d) Solicitation of Noteholders. The Company will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or the Notes unless each holder of the Notes (irrespective of the amount of Notes then owned by it) shall be informed thereof by the Company and shall be afforded the opportunity of considering the same for a period of not less than 15 business days and shall be supplied by the Company with a brief statement regarding the reasons for any such proposed waiver or amendment, a copy of the proposed waiver or amendment and such other information as any holder of the Notes shall reasonably request regarding such amendment or waiver to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or amendment effected pursuant to the provisions of this paragraph 10 shall be delivered by the Company to each holder of outstanding Notes within 30 days following the date on which the same shall have been executed and delivered by the holder or holders of the requisite percentage of outstanding Notes. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder of the Notes as consideration for or as an inducement to the entering into by any holder of the Notes of any waiver or amendment of any of the terms and provisions of this Agreement unless such

                                            Note Agreement Through 6th Amendment

                               Exhibit A - 40

          10. DELIVERY OF DOCUMENTS; PRO RATA PAYMENTS; AMENDMENTS AND CONSENTS

remuneration is concurrently paid, on the same terms, ratably to the holders of all of the Notes then outstanding.

11.  REPRESENTATIONS AND AGREEMENTS OF PURCHASERS.

     (a) Investment Purpose. Each Purchaser represents that the acquisition of the Notes by it will be for investment for its own account and not with a view to resale in connection with any distribution thereof nor with any present intention of distributing or selling such Notes, it being understood, however, that the disposition of the property of each Purchaser shall at all times be within its control. Each of the Purchasers acknowledges that the Note to be purchased by it has not been registered under the Securities Act of 1933, as amended, or registered and/or qualified under the securities laws of any state and, therefore, cannot be resold unless

          (i) registered under the Securities Act of 1933, as amended, and applicable state securities laws, or

          (ii)  an exemption from registration is available.

     (b) ERISA Representation. Unless a Purchaser shall have made contrary disclosures to the Company, each of the Purchasers separately and severally represents either

          (a) that no part of the funds to be used by it to make the loan evidenced by the Note to be purchased by it constitutes assets allocated to any separate account maintained by it or

          (b) that no part of the funds to be used by it to make the loan evidenced by the Note to be purchased by it constitutes assets allocated to any separate account maintained by it such that the application of such funds constitutes a prohibited transaction under Section 406(a) of ERISA.

As used in this paragraph, the term "separate account" shall have the meaning assigned to such term in Section 3 of ERISA.

     (c) Confidentiality. It is understood that each holder of a Note will from time to time receive from the Company or another holder of a Note certain data and documents regarding the business and operations of the Company and its Subsidiaries and/or the Notes which are not publicly available and which the Company and its Subsidiaries consider to be confidential, proprietary or trade secrets (all such data and documents, collectively, being hereinafter referred to as "Confidential Information"). The term "Confidential Information" does not include information which

          (a) becomes generally available to the public other than as a result of disclosure by such holder of a Note,

          (b) was available on a non-confidential basis prior to its disclosure to such holder of a Note by the Company, any of its Restricted Subsidiaries or their respective representative or

                                            Note Agreement Through 6th Amendment

                              Exhibit A - 41

                            11. REPRESENTATIONS AND AGREEMENTS OF PURCHASERS



          (c) becomes available to such holder of a Note on a nonconfidential basis from a source other than the Company, any of its Restricted Subsidiaries or their respective representative, provided, that such source is not bound by a confidentiality agreement. No holder of a Note will disseminate any Confidential Information except, and the Company hereby consents to the dissemination of Confidential Information by any holder of a Note:

               (a)  to any transferee or proposed transferee of a Note;

               (b) to officers, employees, attorneys, certified public accountants and (to the extent required by their involvement) other outside consultants and experts of any holder of a Note, its affiliates and any transferee or proposed transferee of a Note; or

               (c) to any other person as may be necessary with respect to enforcement or protection of rights with respect to the Notes, or otherwise as may be required pursuant to legal process or regulatory requirements.

Except in connection with the transactions contemplated by this Agreement or as otherwise contemplated or permitted herein, no holder of a Note will make any use of any Confidential Information, and each holder of a Note will disseminate all Confidential Information to others under a prior or contemporaneous notice of confidentiality unsubstantially to the effect hereof. Each transferee of a Note, by its acceptance of such Note, agrees to be bound to the provisions of this paragraph 11(c).

12.  DEFINITIONS.

     For purposes of this Agreement the following terms shall have the following meanings:
     "Acquisition Date" means the date on which the Archive Tender Offer is consummated.

     "Adjusted Consolidated Debt Percentage" means, with respect to any sale of capital stock to which paragraph 5(b)(iii) applies, the greater of

          (a)  the lesser of

               (I) the percentage in effect in accordance with paragraph 5(b)(ii) in respect of the Determination Date immediately preceding such sale of capital stock, or

               (II) the percentage determined by dividing the Adjusted Consolidated Debt Amount by the Adjusted Consolidated Tangible Net Worth Amount, in each case determined after giving effect to such sale, or

          (b)  125%.

The Adjusted Consolidated Debt Percentage determined by the foregoing calculation shall apply to the first period, as set forth in the table in paragraph 5(b)(ii) hereof, immediately following the date of the sale of such capital stock. If the Adjusted Consolidated Debt

                                            Note Agreement Through 6th Amendment

                               Exhibit A - 42

                                                                 12. DEFINITIONS

Percentage for such first period is greater than 125%, then the Adjusted Consolidated Debt Percentage in each period succeeding such first period shall be determined by deducting 20 percentage points from the Adjusted Consolidated Debt Percentage determined as herein provided for the immediately preceding period until a period is reached where the Adjusted Consolidated Debt Percentage is reduced to, but not below 125% (the last deduction to arrive at 125% being 20 percentage points or such lesser number of percentage points as is necessary to arrive at 125%). Thereafter, the Adjusted Consolidated Debt Percentage shall be 125%. As used in this definition,

          "Adjusted Consolidated Debt Amount" means, with respect to any sale of capital stock to which paragraph 5(b)(iii) hereof applies, the Existing Consolidated Debt Amount with respect thereto plus 50% of the Net Cash Proceeds of such sale of capital stock.

          "Adjusted Consolidated Tangible Net Worth Amount" means, with respect to any sale of capital stock to which paragraph 5(b)(iii) hereof applies, the Existing Consolidated Tangible Net Worth Amount with respect thereto plus 100% of the Net Cash Proceeds of such sale of capital stock.

          "Existing Consolidated Debt Amount" means, with respect to any sale of capital stock to which paragraph 5(b)(iii) hereof applies, the amount of Consolidated Debt outstanding on the Determination Date immediately preceding such sale.

          "Existing Consolidated Tangible Net Worth Amount" means, with respect to any sale of capital stock to which paragraph 5(b)(iii) hereof applies, the amount of Consolidated Tangible Net Worth determined on the Determination Date immediately preceding such sale.

          "Net Cash Proceeds" means, with respect to any sale of capital stock to which paragraph 5(b)(iii) hereof applies, the net cash proceeds of the sale of such stock of the Company, net of all costs related to the sale thereof, and net of the Fair Market Value of any contingent obligations the Company has assumed with respect to any Person in connection with such sale.

     "Affiliate" means any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Company, except a Restricted Subsidiary. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

     "Annual Disposition Measurement Period" has the meaning assigned to such term in paragraph 5(g)(ii)(D)(1) of this Agreement.

     "Arcada Holdings, Inc." means that certain corporation formed, or to be formed, pursuant the Arcada Letter of Intent to act as the holding company for the Company's software disk backup, data management, hierarchical storage management and related applications business.

                                            Note Agreement Through 6th Amendment

                               Exhibit A - 43

                                                                 12. DEFINITIONS

     "Arcada Letter of Intent" means that certain Letter of Intent, entered into as of December 13, 1993, between Archive, the Company and Quest Development Corporation.

     "Arcada Restricted Subsidiary" means, at any time,

          (i)  Arcada Holdings, Inc., provided that

               (a)  at least

                    (I) 65% of the Voting Stock of which, except directors qualifying shares and any shares issued to comply with local ownership legal requirements (provided that such directors qualifying shares and other shares shall not represent in excess of 3% of the outstanding shares of the stock of any class of such Restricted Subsidiary and, after taking such shares into account, the Company shall, directly or indirectly, own a majority of the Voting Stock of such Subsidiary), and

                    (II) 65% of all non-voting stock of every other class of which,

          is, at such time, owned by the Company either directly or through Restricted Subsidiaries other than Restricted Subsidiaries that qualify as such solely by virtue of this definition of "Arcada Restricted Subsidiary,"

               (b) Arcada Holdings, Inc. has at such time never been designated an Unrestricted Subsidiary by the Board of Directors pursuant to paragraph 5(k) of this Agreement, and

               (c) Arcada Holdings, Inc. qualifies at such time as a Subsidiary, and

          (ii)  any other Subsidiary of the Company provided that

               (a) (I) 100% of the Voting Stock of which, except directors qualifying shares and any shares issued to comply with local ownership legal requirements (provided that such directors qualifying shares and other shares shall not represent in excess of 3% of the outstanding shares of the stock of any class of such Restricted Subsidiary and, after taking such shares into account, the Company shall, directly or indirectly, own a majority of the Voting Stock of such Subsidiary), and

                    (II) 100% of all non-voting stock of every other class of
               which,

          is, at such time, owned by Arcada Holdings, Inc. either directly or through other Restricted Subsidiaries,

               (b) such Subsidiary has at such time never been designated an Unrestricted Subsidiary by the Board of Directors pursuant to paragraph 5(k) of this Agreement, and

                                            Note Agreement Through 6th Amendment

                               Exhibit A - 44

                                                                 12. DEFINITIONS

               (c) Arcada Holdings, Inc. qualifies at such time as a Restricted Subsidiary.

Any Subsidiary that qualifies as a Restricted Subsidiary under the definition of "Restricted Subsidiary" in this paragraph 12 without reference to this definition of "Arcada Restricted Subsidiary" shall be deemed to be a Restricted Subsidiary but not an Arcada Restricted Subsidiary.

     "Archive" means Archive Corporation, a Delaware corporation.

     "Archive Tender Offer" means the offer by the Company for all of the shares of the outstanding capital stock of Archive pursuant to an Offer to Purchase dated November 24, 1992.

     "Asset Disposition Date" has the meaning assigned to such term in paragraph 5(g)(ii)(D)(1) of this Agreement.

     "Bankruptcy Law" has the meaning assigned to it in paragraph 7(a)(viii) of this Agreement.

     "Board of Directors" means, at any time, the board of directors of the Company or any committee thereof which, in the instance, shall have the lawful power to exercise the power and authority of such board of directors.

     "Capital Lease" means a lease with respect to which the rental obligation thereunder is a Capitalized Lease Obligation.

     "Capitalized Lease Obligation" means, with respect to any Person, any rental obligation that, under generally accepted accounting principles, is required to be capitalized on the books of such Person, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

     "Cash Equivalents"  means

          (a)  cash,

          (b)  all Investments permitted by subparagraph 5(h) (i), (iii), (vi),
     (vii), (viii), (ix), (x), (xi) and (xii), and

          (c) any other Investments which would properly be classified as "cash equivalents" in accordance with generally accepted accounting principles.

     "Cash Flow Contribution" means, for any period, in respect of any Property of the Company or a Restricted Subsidiary, the amount of Consolidated Operating Cash Flow fairly attributable to such Property during such period, expressed as a percentage of such Consolidated Operating Cash Flow.

     "Closing Date" shall have the meaning set forth in paragraph 1(a).

                                            Note Agreement Through 6th Amendment

                               Exhibit A - 45

                                                                12.  DEFINITIONS

     "Company" shall have the meaning set forth in the preamble.

     "Competitor" means any Person who, at the time of determination, is commonly known to have a portion of its business in the same line of business as the Company or the Subsidiaries, or is commonly known to be an affiliate of such Person provided, that neither you, any of your affiliates, any Purchaser, any affiliate of any Purchaser, nor any Financial Institution (other than a finance company or a pension plan) shall be deemed to be Competitors.

     "Confidential Information" has the meaning assigned to it in paragraph 11(c) of this Agreement.

     "Conner Singapore" shall mean, collectively, Conner Peripherals Singapore, Ltd., a Cayman Islands corporation and Conner Peripherals Singapore, Ltd., a Singapore branch of Conner Peripherals Singapore, Ltd., a Cayman Islands corporation.

     "Consolidated Debt" means, at any time, without duplication, the amount of Debt of the Company and the Restricted Subsidiaries outstanding at such time, determined on a consolidated basis.

     "Consolidated Fixed Charges" means, with respect to any period, the greater of zero and the amount of all expenses of the Company and the Restricted Subsidiaries during such period of the following types:

          (i) interest due on, or with respect to, Consolidated Debt (including, without limitation, interest due on the Notes), amortization of debt discount and expense with respect to Consolidated Debt, and imputed interest on Capitalized Lease Obligations, plus

          (ii) Rentals with respect to all leases,

determined on a consolidated basis in accordance with generally accepted accounting principles; provided that, if the net earnings (or loss) of any Person shall not be taken into account pursuant to clauses (f) or (h) of the definition of "Consolidated Net Income" in determining Consolidated Net Income for any period in respect of which Consolidated Fixed Charges is being determined, all of the foregoing items attributable to such Person for such period shall only be taken into account to the extent that, in the aggregate, they exceed the net earnings of such Person, provided further that, if the net earnings (or loss) of any Person shall not be taken into account pursuant to clauses (c), (d) or (g) of the definition of "Consolidated Net Income" in determining Consolidated Net Income for any period in respect of which Consolidated Fixed Charges is being determined, all of the foregoing items attributable to such Person for such period shall be excluded from Consolidated Fixed Charges for such period.

As used in this definition,

  "Rentals" means, with respect to any period, all fixed payments which the lessee is required to make during such period by the terms of any lease of one year or more, but shall not include amounts required to be paid in respect of Capital Leases.

                                           Note Agreement Through 6th Amendment

                               Exhibit A - 46

                                                               12.  DEFINITIONS

     "Consolidated Net Income" -- for any fiscal period means net earnings (or loss) after income taxes of the Company and the Restricted Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles, but excluding:

          (a) any gain or loss arising from the sale of capital assets (other than any gain or loss of less than $100,000 from any such sale);

          (b) any gain or loss arising from any write-up of assets subsequent to December 31, 1990 (other than as a consequence of a physical review of inventory or other assets), any gain arising from the acquisition of any Securities of the Company or any Restricted Subsidiary, or any other extraordinary item;

          (c) earnings of any Restricted Subsidiary accrued prior to the date it became a Restricted Subsidiary;

          (d) earnings of any Person, substantially all the assets of which have been acquired in any manner, realized by such other Person prior to the date of such acquisition;

          (e) net earnings of any Person (other than a Restricted Subsidiary) in which the Company or any Restricted Subsidiary shall have an ownership interest unless such net earnings shall have actually been received by the Company or such Restricted Subsidiary in the form of cash distributions or cancellation of Debt;

          (f) any portion of the net earnings of any Restricted Subsidiary that for any reason is unavailable, by law or pursuant to any contractual restriction, for payment of dividends to the Company or any other Restricted Subsidiary;

          (g) the earnings of any Person to which assets of the Company shall have been sold, transferred or disposed of, or into which the Company shall have merged, prior to the date of such transaction; and

          (h) any portion of the net earnings of the Company that cannot be converted into United States dollars;

all determined in accordance with generally accepted accounting principles.

     "Consolidated Operating Cash Flow" means, for any period,

          (a)  Consolidated Net Income for such period, plus

          (b) the aggregate amount of depreciation and amortization accrued for such period by the Company and the Restricted Subsidiaries (to the extent, but only to the extent, each component of such aggregate amount was reflected in the computation of Consolidated Net Income for such period), determined on a consolidated basis.

     "Consolidated Senior Debt" means, at any time, without duplication, the amount of Senior Debt outstanding at such time, determined on a consolidated basis.

                                            Note Agreement Through 6th Amendment

                               Exhibit A - 47

                                                               12. DEFINITIONS

     "Consolidated Tangible Net Worth" means at any time:

          (a) the net book value (after deducting related depreciation, obsolescence, amortization, valuation and other proper reserves relating to such assets) at which the Tangible Assets of the Company and all Restricted Subsidiaries would be shown on a consolidated balance sheet at such time prepared in accordance with generally accepted accounting principles (subject to any modification required by the definition of "Tangible Assets" below), but excluding any amount on account of write-ups of assets after December 31, 1990 (other than as a consequence of a physical review of inventory or other assets), at such time, minus

          (b) the amount at which the liabilities of the Company and the Restricted Subsidiaries would be shown on such balance sheet, and including as liabilities all reserves for contingencies and other potential liabilities (specifically including therein, without limitation, actuarially determined unfunded vested pension liabilities and liabilities in respect of other post-retirement benefits) and all minority interests in Restricted Subsidiaries at such time, all determined in accordance with generally accepted accounting principles (subject to any modification required by the preceding parenthetical expression in this clause (b)), plus

          (c) if such time is on or after the Determination Date occurring nearest to December 31, 1993, $0, and if such time is prior to such Determination Date,

               (i) the aggregate amount paid by the Company to Compaq Computer Corporation during the Company's fiscal quarter ended October 3, 1992 for the purchase of outstanding shares of the Company's common stock owned by Compaq Computer Corporation subject to an aggregate limit of $150 million, plus

               (ii) following the Acquisition Date, an amount representing intangibles, including goodwill, in an aggregate amount equal, on the relevant date of reference thereto, to the amount specified in the table below opposite the period during which such date occurs:

===============================================================================
                             Period                                   Amount
- -------------------------------------------------------------------------------
Acquisition Date to the Determination Date occurring nearest to    $245,000,000
June 30, 1993, inclusive                                                0
- -------------------------------------------------------------------------------
From the date immediately following the Determination Date         $215,000,000
occurring nearest to June 30, 1993 to the date immediately              0
preceding the Determination Date occurring nearest to December
31, 1993, inclusive
===============================================================================

As used in this definition,

          "Tangible Assets" means all assets (including, without duplication, the capitalized value of any leasehold interest under any Capitalized Lease Obligation) except:

                                          Note Agreement Through 6th Amendment

                               Exhibit A - 48

                                                               12. DEFINITIONS

               (i) the aggregate amount of deferred assets, other than prepaid insurance and prepaid taxes, in excess of $10,000,000;

               (ii) patents, copyrights, trademarks, trade names, franchises, goodwill and other similar intangible assets;

               (iii) all Investments made pursuant to paragraph 5(h)(xx) and any other Investments not permitted by any other provision of paragraph 5(h) of this Agreement (except that "Tangible Assets" shall include outstanding Investments made pursuant to paragraph 5(h)(xx) at any time when "Consolidated Tangible Net Worth" is being determined for purposes of determining the amount of Investments which may be made pursuant to such paragraph); and

               (iv) unamortized debt discount and expense (other than not more than $6,500,000 of unamortized debt expense attributable to the issuance of Debt prior to the date hereof (which expense shall be included in "Tangible Assets").

     "Consolidated Total Assets" means, at any time of determination, the net book value of all assets of the Company and the Restricted Subsidiaries that would be shown on a consolidated balance sheet of the Company and the Restricted Subsidiaries prepared at such time of determination in accordance with generally accepted accounting principles, excluding changes in the net book value of assets resulting from write-ups of assets subsequent to December 31, 1990 (other than as a consequence of a physical review of inventory or other assets).

     "Debentures" means the 6 3/4% Convertible Subordinated Debentures Due 2001 of the Company issued pursuant to that certain Indenture, dated as of March 1, 1991, between the Company and The First National Bank of Boston, as trustee, and the 6 1/2% Convertible Subordinated Debentures Due 2002 of the Company issued pursuant to that certain Indenture, dated as of March 1, 1992, between the Company and The First National Bank of Boston, as trustee.

     "Debt"  of any Person, at any time, means

          (i)  indebtedness for money borrowed of such Person;

          (ii) indebtedness that is secured by any Lien on Property owned by such Person, whether or not the indebtedness secured thereby shall have been assumed by such Person;

          (iii)  Capitalized Lease Obligations of such Person;

          (iv) guarantees, endorsements (other than endorsements of negotiable instruments for collection in the ordinary course of business) and other contingent liabilities (whether direct or indirect) of such Person in connection with the obligations, stock or dividends of any other Person, provided that guarantees by such Person of contingent obligations of other Persons shall be excluded from this clause (iv);

                                          Note Agreement Through 6th Amendment

                               Exhibit A - 49

                                                               12. DEFINITIONS

          (v) obligations of such Person under any contract providing for the making of loans, advances or capital contributions to any other Person, or for the purchase of any Property from any other Person, in each case primarily in order to enable such other Person to maintain working capital, net worth or any other balance sheet condition or to pay debts, dividends or expenses, to the extent that such other Person is obligated to maintain such condition or make such payments and has failed to do so;

          (vi) obligations of such Person under any contract for the purchase of materials, supplies or other Property or services if such contract (or any related document) requires that payment for such materials, supplies or other Property or services shall be made regardless of whether or not delivery of such materials, supplies or other Property or services is ever made or tendered; and

          (vii) obligations under any other contract which, in legal effect, is substantially equivalent to a guarantee, provided that guarantees by such Person of contingent obligations of other Persons shall be excluded from this clause (vii), all as determined in accordance with generally accepted accounting principles, provided that such items shall only constitute Debt to the extent that, in accordance with generally accepted accounting principles, such items would be (and only to the extent such items would be) included in determining total liabilities as shown on the liability side of the balance sheet of such Person (assuming that such Person were the primary obligor in respect of the underlying obligation with respect to any guarantee or other contingent obligation, as contemplated by the next succeeding sentence), provided further that, notwithstanding the foregoing, "Debt" shall not include

          (a) accrued compensation,

          (b) taxes payable and deferred taxes,

          (c) trade payables, including intercompany payables in the nature of trade payables,

          (d) any obligations payable, at the option of the obligor, in equity Securities of the obligor,

          (e) any guarantee or contingent liability or obligation with respect to any of the items set forth in the foregoing clauses (a) to (d), inclusive or

          (f) obligations of Archive and its Subsidiaries which would otherwise constituting "Debt" hereunder, to the extent that such obligations are repaid in full within 60 days following the Acquisition Date.

For purposes of computing the amount of any obligation specified in either of the foregoing clauses (iv) and (vii), it shall be assumed that the indebtedness or other obligations which are the subject of such guarantee, endorsement or other contingent liability are direct obligations of the obligor on such guarantee, endorsement or contingent liability (but not in an amount in excess of the maximum liability of such obligor) and, therefore, are of the nature and type of, and bear interest at the rate applicable to, such indebtedness or other obligations.

                                          Note Agreement Through 6th Amendment
                               Exhibit A - 50

                                                               12. DEFINITIONS

     "Default" means any of the events specified in paragraph 7 of this Agreement, whether or not there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act.

     "Determination Date" means the last day of each fiscal quarter of the Company.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" means any corporation or trade or business that

          (a) is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the IRC) as the Company or

          (b) is under common control (within the meaning of Section 414(c) of the IRC) with the Company.

     "Event of Default" means any of the events specified in paragraph 7 of this Agreement, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" means, at any time, with respect to any Property, the sale value of such Property that would be realized in an arm's-length sale at such time between an informed and willing buyer, and an informed and willing seller, under no compulsion to buy or sell, respectively.

     "Financial Institution" means

          (i) any bank, savings bank, savings and loan association or insurance company,

          (ii) any pension plan or portfolio or investment fund managed or administered by any bank, savings bank, savings and loan association or insurance company,

          (iii) any investment company owned by any bank, savings bank, savings and loan association or insurance company, or the majority of the shares of the capital stock of which are traded on a national securities exchange or in the National Association of Securities Dealers automated quotation system,

          (iv)  any investment banking company, or

          (v)   any finance company.

     "Four Quarter Period" has the meaning assigned to such term in paragraph 5(g)(ii)(D)(2).

                                          Note Agreement Through 6th Amendment

                               Exhibit A - 51

                                                               12. DEFINITIONS

     "Inspection Rights" has the meaning assigned to such term in paragraph 4(b) of this Agreement.

     "Investment" has the meaning assigned to such term in paragraph 5(h) of this Agreement.

     "IRC" means the Internal Revenue Code of 1986, as amended from time to time, and all rules and regulations promulgated thereunder.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction).

     "Liquidity Coverage" means the ratio (expressed as a percentage) of

          (i)  Cash Equivalents, to

          (ii)  Senior Debt of the Company and the Restricted Subsidiaries,

in each case determined on a consolidated basis.

     "Margin Stock" shall have the meaning ascribed to that term in Section 207.2(i) of Regulation G (12 CFR Part 207) of the Board of Governors of the Federal Reserve Board.

     "Material Unrestricted Subsidiaries" shall be deemed to exist with respect to any consolidated financial statement of the Company and the Subsidiaries if the amounts of either revenue or total assets (as the case may be), reflected on such consolidated financial statement vary by more than 10% from the amount of the same item reflected on the same type of consolidated financial statement of the Company and the Restricted Subsidiaries, prepared as of the same date, or covering the same period, as the case may be.

     "Merger Date" means the date on which Archive is merged into Conner Acquisition Corp., a Delaware corporation and a wholly owned Subsidiary of the Company.

     "Multiemployer Plan" means any "multiemployer plan" (as such term is defined in ERISA) in respect of which the Company or any ERISA Affiliate is an "employer" (as such term is defined in ERISA).

     "Note" or "Notes" shall have the meaning set forth in paragraph 1(b).

     "Note Register" shall have the meaning set forth in paragraph 8.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation established under ERISA, or any successor thereto.

     "Pension Plans" means any "employee pension benefit plan" (as such term is defined in ERISA) maintained by the Company or any ERISA Affiliate for employees of the Company

                                          Note Agreement Through 6th Amendment

                               Exhibit A - 52

                                                                12. DEFINITIONS

or such ERISA Affiliate, excluding any Multiemployer Plan, but including, without limitation, any Multiple Employer Pension Plan.

     "Permitted Banks" has the meaning assigned to such term in paragraph 5(h)(viii)(C) of this Agreement.

     "Permitted Investment" has the meaning assigned to such term in paragraph 5(h) of this Agreement.

     "Person" means any of an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

     "Preferred Stock" means, at any time, with respect to any Person, capital stock of such Person that is preferred as to the payment of dividends, or as to the distribution of Property on any voluntary or involuntary liquidation or dissolution of such Person, over any other class of capital stock of such Person (in each case, taken at the greater of its voluntary or involuntary liquidation preference at the time of calculation thereof, but exclusive of accrued dividends) provided that the term "Preferred Stock" shall not include preferred stock issued by Arcada Holdings, Inc. so long as Arcada Holdings, Inc. is a Restricted Subsidiary.

     "Property" means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

     "Purchase Money Mortgages" means a Lien held by any Person (whether or not the seller of such assets) on tangible Property (other than assets acquired to replace, repair, upgrade or alter tangible Property owned by the Company or any Restricted Subsidiary on the date of this Agreement), provided that such Lien

          (a) secures all or a portion of the related purchase price or construction costs of such assets,

          (b) encumbers only tangible Property, accretions and accessions thereto and any theretofore unimproved real property on which such Property is located (and the proceeds of the disposition thereof) acquired or constructed with the proceeds of the indebtedness secured thereby, and

          (c) is created concurrently with or within one year of the acquisition or substantial completion of construction of such tangible Property.

     "Purchaser" or "Purchasers" shall have the meaning set forth in the preamble.

     "Qualified Plan" has the meaning assigned to such term in paragraph 3(l) of this Agreement.

     "Required Holders" means the holder or holders of more than 50% of the aggregate principal amount of the Notes from time to time outstanding.

     "Responsible Officer" means each of the Chairman of the Board of Directors, the President, any Vice President and the Treasurer of the Company.

                                          Note Agreement Through 6th Amendment
                               Exhibit A - 53

                                                                12. DEFINITIONS

     "Restricted Payments" means, in respect of any corporation,

          (a) dividends or other distributions on capital stock of the corporation (except distributions in such capital stock); and

          (b) the redemption or acquisition made by or on behalf of such corporation of such capital stock or of warrants, rights, other options to purchase such stock or securities convertible into or exchangeable for such capital stock (except when solely in exchange for such capital stock) unless made, contemporaneously, from the net proceeds of a sale of such capital stock.

     "Restricted Subsidiary" means, at any time, any of a Subsidiary that is an Arcada Restricted Subsidiary and a Subsidiary

          (i)  at least

               (a) 80% (a majority in the case of Conner Peripherals Europe or any Subsidiary organized under the laws of Japan, Taiwan or Singapore) of the Voting Stock of which, except directors qualifying shares and any shares issued to comply with local ownership legal requirements (provided that such directors qualifying shares and other shares shall not represent in excess of 3% of the outstanding shares of the stock of any class of such Restricted Subsidiary and, after taking such shares into account, the Company shall, directly or indirectly, own a majority of the Voting Stock of such Subsidiary), and

               (b) 80% of all non-voting stock of every other class, except Preferred Stock, of which,

     is, at such time, owned by the Company either directly or through other Subsidiaries meeting the requirements of clause (i) and clause (ii) of this definition, and

          (ii) that has never been designated an Unrestricted Subsidiary by the Board of Directors pursuant to paragraph 5(k) of this Agreement.

     "Sale/Leaseback Transaction" means any transaction or series of related transactions in which the Company or a Restricted Subsidiary sells or transfers any of its assets to any Person (other than to the Company or to a Restricted Subsidiary) and within one year thereafter rents or leases such transferred Property or substantially similar Property from any Person.

     "Sale/Leaseback Transaction Amount" means, on any date, after giving effect to all Sale/Leaseback Transactions occurring on such date, the greater of

          (a) the present value, discounted at 9% per annum, of all unpaid payment obligations of the Company and the Restricted Subsidiaries in respect of all Sale/Leaseback Transactions in effect on such date, or

          (b) the depreciated purchase price of all Property subject to Sale/Leaseback Transactions at such time, on such date,

                                          Note Agreement Through 6th Amendment
                               Exhibit A - 54

                                                                12. DEFINITIONS

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Security"  has the meaning specified in Section 2(1) of the Securities
Act.

     "Senior Debt" means, at any time, Debt of the Company outstanding at such time that is not Subordinated Debt, except for Subordinated Debt that the Company has become obligated to prepay, redeem or otherwise purchase or acquire (other than obligations to make mandatory prepayments or mandatory redemptions scheduled at the time of issuance of such Subordinated Debt), and all Debt and Preferred Stock of Restricted Subsidiaries.

     "Senior Debt Prepayments" means, at any time, an optional principal prepayment of Senior Prepayment Debt made in accordance with the following procedure:

          (a) such offer shall be made in writing by the Company, pro rata, to all holders of Senior Prepayment Debt with an outstanding principal amount at such time of at least $1 million, such pro rata portion to be determined on the basis of the principal amount of such Senior Prepayment Debt;

          (b) such offer shall be deemed to be rejected by a holder if not accepted within 30 days of the receipt of such offer by such holder; and

          (c) in the case of the holders of Notes who accept such offer, the prepayment shall be made in conformity with the terms of paragraph 2(a) of this Agreement, provided that those holders of Senior Prepayment Debt who have accepted such offer shall also be offered promptly in writing a pro rata portion of the amounts in respect of which such offer of prepayment was not accepted, such pro rata portion to be determined on the basis of the principal amount of the Senior Prepayment Debt held by all such accepting holders and provided further that such offer shall be deemed to be rejected by a holder if not accepted within 30 days of the receipt of such offer by such holder.

Required prepayments of Senior Debt shall not be "Senior Debt Prepayments." As used in this definition

          "Senior Prepayment Debt" means, at any time, all Debt for money borrowed owed directly by the Company that is not at such time Subordinated Debt and which, at such time, can be prepaid in whole or in substantial part by the Company.

     "Series A Notes" shall have the meaning set forth in paragraph 1(a).

     "Series A Purchasers" shall have the meaning set forth in paragraph 1(a).

     "Series B Notes" shall have the meaning set forth in paragraph 1(b).

     "Series B Purchaser" shall have the meaning set forth in paragraph 1(b).

     "Significant Holder" means

                                          Note Agreement Through 6th Amendment
                               Exhibit A - 55

                                                               12.  DEFINITIONS

          (i) you or any of your affiliates, so long as you or such affiliate shall hold (or shall be committed under this Agreement to purchase) any Note,

          (ii) during the period on or prior to March 30, 1996 (or such later date as of which all of the Series A Notes shall have been paid in full), any other holder of at least 2% of the aggregate principal amount of the Notes from time to time outstanding which is an immediate transferee of a Purchaser, and any other holder of at least 5% of the aggregate principal amount of the Notes from time to time outstanding and

          (iii) at any time after March 30, 1996 (or such later date as of which the Series A Notes shall have been paid in full), any other holder of at least 5% of the aggregate principal amount of the Notes from time to time outstanding which is an immediate transferee of a Purchaser, and any other holder of at least 10% of the aggregate principal amount of the Notes from time to time outstanding.

     "Specified Debt" means that certain Indebtedness incurred by Conner Peripherals Europe S.p.A., in an aggregate principal amount (expressed in Italian Lire) equivalent to approximately $16,800,000 as of December 22, 1993, and not to exceed such principal amount except as a result of currency fluctuations, plus accrued interest in respect thereof, arising under the following agreements:

          (i) the agreement dated as of December 10, 1991, entered into with Finaosta S.p.A. in the original principal amount of Lire 9,000,000,000,

          (ii) the agreement dated as of December 29, 1992, entered into with Finaosta S.p.A., in the original principal amount of Lire 4,500,000,000,

          (iii) agreement dated as of June 25, 1991, entered into with Finaosta S.p.A., in the original principal amount of Lire 10,000,000,000,

          (iv) agreement dated as of October 31, 1989, entered into with I.M.I. Instituto Mobiliare Italiano and Olivetti System & Network S.r.l., in the original principal amount of Lire 10,350,000,000, and

          (v) agreement dated as of April 30, 1991, entered into with I.M.I. Instituto Mobiliare Italiano and Olivetti System & Network S.r.l., in the original principal amount of Lire 6,400,000,000.

     "Statistical Release" shall mean, as of any date,

          (i) the Federal Reserve Statistical Release (Form H.15(519) Selected Interest Rates), an illustrative copy of which is attached hereto as Exhibit G, or

          (ii) if such release is not then published, any Federal Reserve Board release comparable thereto or

          (iii) if a Federal Reserve Board release comparable thereto is not then published, any official publication or release of any other United States Government department or agency comparable thereto.

                                            Note Agreement Through 6th Amendment

                               Exhibit A - 56

                                                               12. DEFINITIONS

     "Subordinated Debt" means the Debentures and any Debt of the Company that

          (a) is subject to subordination provisions no less favorable to the holders of the Notes than those set forth in the form attached to this Agreement as Annex 4 or other subordination provisions consented to by the Required Holders,

          (b)  has a maturity date of later than March 30, 1998, and

          (c) has a Weighted Average Life to Maturity at any time greater than the Weighted Average Life to Maturity of both of the Series A Notes and the Series B Notes at such time.

As used in this definition,

          "Weighted Average Life to Maturity" at any time with respect to any indebtedness for borrowed money means the number of years obtained by dividing the then Remaining Dollar-Years of such indebtedness by the then outstanding principal amount of such indebtedness.

          "Remaining Dollar-Years" at any time with respect to any indebtedness for borrowed money means the result obtained by

          (a) multiplying

               (i) the amount of each then remaining required principal payment (including repayment of principal at final maturity) of such borrowing unpaid immediately prior to such time, by

               (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such time and the date each such required principal payment is due, and

          (b) calculating the sum of the products obtained in the preceding subsection (a).

     "Subsidiary" means, at any time, any corporation that would be included in the consolidated financial statements of the Company prepared at such time in accordance with generally accepted accounting principles.

     "Subsidiary" or "Subsidiaries" shall mean any corporation, association or partnership a majority of which or more of the voting stock is owned directly or indirectly by the parent corporation or any one or more of its Subsidiaries.

     "Subsidiary Stock" means common stock, preferred stock, warrants, stock rights and other securities convertible into common stock and preferred stock, in each case issued by a Subsidiary.

     "Substantial Part" means, when used with respect to assets at any time, more than 10% of consolidated assets of the Company and the Restricted Subsidiaries at such time,

                                          Note Agreement Through 6th Amendment

                               Exhibit A - 57

                                                                 12. DEFINITIONS

and, when used with respect to Consolidated Net Income in respect of any period, more than 10% of Consolidated Net Income for such period.

     "Surviving Corporation" has the meaning assigned to such term in paragraph 5(g)(i)(A)(1) of this Agreement.

     "Three Year Disposition Measurement Period" has the meaning assigned to such term in paragraph 5(g)(ii)(D)(3) of this Agreement.

     "Transfer" has the meaning assigned to such term in paragraph 5(g)(ii) of this Agreement.

     "Treasury Yield Percentage" shall mean, as of any date, the most recent weekly average yield (as of a date no more than five business days before the scheduled prepayment) on actively traded U.S. Treasury obligations having a final maturity approximately equal to the then-remaining average life of the principal of the Notes to be prepaid as determined by reference to the week-ending figures published in the most recent Statistical Release which shall have become available at least two business days prior to the date as of which such yield is to be determined, or, if a Statistical Release is not then published, the arithmetic average (rounded to the nearest .01%) of the per annum yields to maturity for each business day during the week ending at least two business days prior to the date as of which such determination is made, of all the issues of actively traded marketable United States Treasury fixed interest rate securities with a constant maturity equal to, or not more than 30 days longer or 30 days shorter than the average life of the payments of principal and interest that are avoided by any prepayment (excluding all such securities which can be surrendered at the option of the holder at face value in payment of any Federal estate tax, which provide for tax benefits to the holder or which were issued at substantial discount) as published in The Wall Street Journal or, if The Wall Street Journal shall cease such publication, based on average asked prices (or yields) as quoted by each of three United States government securities dealers of recognized national standing selected by the holders of the Notes. If the average life of the payments of Principal and interest that are avoided by any prepayment is not equal to the constant maturity of a U.S. Treasury obligation for which a weekly average yield is published or quoted, the Treasury Yield Percentage shall be calculated by linear interpolation (to the nearest one-twelfth of a year) from the most recent weekly average yields of actively traded U.S. Treasury obligations for which such yields are published or quoted; provided, however, that if the average life of the payments of principal and interest that are avoided by any prepayment is less than one year, the Treasury Yield Percentage shall equal the most recent weekly average yield published or quoted on actively traded U.S. Treasury obligations with a constant maturity of one year.

     "Two Year Period" has the meaning assigned to such term in paragraph 4(a)(iii)(D) of this Agreement.

     "Unrestricted Subsidiary" shall mean any Subsidiary which does not qualify as a Restricted Subsidiary or which is designated by the Company in a writing duly delivered to the holders of the Notes as an Unrestricted Subsidiary. A Subsidiary that has been designated an Unrestricted Subsidiary may not subsequently be designated a Restricted Subsidiary.

                                            Note Agreement Through 6th Amendment

                               Exhibit A - 58

                                                                 12. DEFINITIONS

     "Voting Stock" means, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes has or might have such voting power by reason of the happening of any contingency).

13.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

     All representations and warranties contained herein or made in writing in connection herewith shall survive the execution and delivery of this Agreement and of the Notes.

14.  SUCCESSORS AND ASSIGNS.

     All covenants and agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

15.  NOTICES.

     All communications provided for hereunder shall be sent by first class mail and, if to the Purchasers, addressed to the Purchasers at the notice address listed on Appendix I hereto, and if to the Company, addressed to 3081 Zanker Road, San Jose, California 95134-2128, Attention: Treasurer, or to such other address with respect to any party as such party shall notify the others in writing.

16.  INTEGRATION.

     This Agreement supersedes, replaces and terminates any prior oral offers, negotiations, understandings or agreements and any commitment letters or similar writings relating to any of the matters contemplated herein.

17.  GOVERNING LAW.

     This Agreement is being delivered and is intended to be performed in the State of Minnesota, and shall be construed and enforced in accordance with the laws of such State.

18.  COUNTERPARTS.

     This Agreement may be executed simultaneously in two or more counterparts, each of which shall be an original, but all of which shall constitute but one agreement.

19.  CAPTIONS.

     The captions in this Agreement are for convenience only and shall not be considered in the interpretation of any of the provisions hereof.

                                            Note Agreement Through 6th Amendment

                               Exhibit A - 59

                                                                    19. CAPTIONS

     If the Purchasers are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the undersigned. Upon acceptance by all the Purchasers, this letter shall become a binding agreement between the Purchasers and the undersigned.

                                    Very truly yours,

                                    CONNER PERIPHERALS, INC.



                                    By

                                      Its


                                            Note Agreement Through 6th Amendment

                               Exhibit A - 60

                                                                       EXHIBIT B
                                                              TO AMENDMENT NO. 6

                             CERTIFICATE OF CLOSING


                                                               December 22, 1993



Conner Peripherals, Inc.
3081 Zanker Road
San Jose, CA 95134
Attn: Mr. P. Jackson Bell


     Reference is made to that certain Sixth Amendment, dated as of December 22, 1993, in respect of that Note Agreement dated as of June 1, 1989, as amended through December 21, 1993, between Conner Peripherals, Inc. and the person identified therein as Purchaser, in respect of Conner Peripherals, Inc.'s Series A Senior Notes due 1992 and its Series B Senior Notes due 1994. In accordance with Section 4 of the Sixth Amendment, the undersigned hereby notifies you that the conditions precedent set forth in such Section 4 have been satisfied.


PRINCIPAL MUTUAL LIFE INSURANCE COMPANY



By:
   ----------------------------------
     Name:

     Title:



By:
   ----------------------------------
     Name:

     Title: